Execution Version

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

Health Insurance Innovations, Inc.

(the “Buyer’s Parent”)

Health Plan Intermediaries Holdings, LLC

(the “Buyer”)

RxHelpline, LLC

(a “Company”)

TogetherHealth PAP, LLC

(a “Company”)

TogetherHealth Insurance, LLC

(a “Company”)

TogetherHealth Soup, L.P.

(the “Seller”) and as (the “Seller Parties’ Representative”)

and

solely for purposes specified herein, Mark Longaro, Robert Gregg, and Jason Buchwald (collectively, the “Principals”)

June 5, 2019

i

(Continued)

ii

(Continued)

iii

(Continued)

iv

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of June 5, 2019 (the “Closing Date”), is entered into by and among Health Insurance Innovations, Inc., a Delaware corporation (“Buyer’s Parent”), Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company (“Buyer”), RxHelpline, LLC, a Florida limited liability company (“RxH”), TogetherHealth PAP, LLC, a Delaware limited liability company (“THP”), TogetherHealth Insurance, LLC, a Delaware limited liability company (“THI,” and together with RxH and THP, each a “Company” and collectively, “Companies”), TogetherHealth Soup, L.P., a Delaware limited partnership (“Seller”), and Seller solely in its capacity as representative of the Seller Parties pursuant to Section 6.12 hereof, as Seller Parties’ Representative, and solely for purposes specified herein, Mark Longaro, an individual, Robert Gregg, an individual, and Jason Buchwald, an individual (collectively, the “Principals”). Buyer’s Parent, Buyer, the Companies, Seller and the Seller Parties’ Representative are sometimes individually referred to as a “Party” or collectively as the “Parties” herein.

RECITALS

WHEREAS, RxH is engaged in the RxH Business, THP is engaged in the THP Business, and THI is engaged in the THI Business (the RxH Business, the THP Business and the THI Business may be collectively referred to herein as the “Business”); and

WHEREAS, Seller is the owner of all of the issued and outstanding limited liability company membership interests of each of the Companies (collectively, the “Interests”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Interests in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“100-day Trailing VWAP” means, as of any determination date, the volume-weighted average price per share of the Buyer’s Parent’s Stock on the NASDAQ as published by Bloomberg during the regular trading session (and excluding pre-market and after-hours trading) over the one hundred (100) consecutive trading days prior to and including such determination date.

“18-Month Anniversary” has the meaning set forth in Section 6.12.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity.

1

“Adjustment Amount” means an amount equal to (a) the amount of initial commissions and payments for leads actually received by the Companies following the Effective Time and on or prior to June 30, 2019 for newly issued Insurance Contracts first sold by the Companies, or leads first sold by the Companies, during calendar month May 2019 (“May Commissions Received”) minus (b) the accounts payable of the Companies as of the Effective Time (excluding Indebtedness and Seller Parties’ Transaction Expenses which are to be deducted from the Purchase Price pursuant to Section 2.03(a)) (“Effective Time Accounts Payable”) plus (c) the amount of the undistributed Cash as of the Effective Time.

“Adjustment Holdback Amount” means $500,000.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Annual Financial Statements” has the meaning set forth in Section 4.04.

“Basket” has the meaning set forth in Section 7.04(a).

“Benefit Plan” has the meaning set forth in Section 4.19(a).

“Business” means has the meaning set forth in the Recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Tampa, Florida are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnitees” has the meaning set forth in Section 7.02.

“Buyer Released Parties” has the meaning set forth in Section 8.15.

“Buyer Return” has the meaning set forth in Section 6.08(a).

“Buyer’s Parent 2019 Audit Date” has the meaning set forth in Section 6.12.

“Buyer’s Parent’s Shares” means newly issued shares of Buyer’s Parent’s Stock.

“Buyer’s Parent’s Stock” means Buyer’s Parent’s Class A common stock, $0.001 par value per share.

“Cap” has the meaning set forth in Section 7.04(a).

2

“Cash” means the aggregate amount of cash and cash equivalents of the Companies on a consolidated basis as determined in accordance with Seller’s Accounting Principles including, solely for the sake of clarity, checks held for deposit or deposited that have not yet cleared, other wire transfers and drafts deposited or received and available for deposit but excluding issued or outstanding checks which have not yet cleared, but only to the extent that the amounts payable in respect of such outstanding checks are not included in the final calculation of Effective Time Accounts Payable, but excluding, solely for the sake of clarity, cash and cash equivalents where usage of such cash and equivalents are restricted by Law or Contract.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Claim Notice” has the meaning set forth in Section 7.05(a).

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in the Preamble.

“Closing Date Payment” has the meaning set forth in Section 2.04(a)(ii).

“Closing Statement” has the meaning set forth in Section 2.04(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” and “Companies” have the respective meanings set forth in the Preamble.

“Company Return” has the meaning set forth in Section 6.08(b).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Defined Benefit Plan” means a Benefit Plan that is a “defined benefit plan” (as defined in ERISA §3(35)).

“Direct Claim” has the meaning set forth in Section 7.05(d).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Dispute Notice” has the meaning set forth in Section 2.04(b)(ii).

“Dollars or $” means the lawful currency of the United States.

“Earn Out Consideration” means a portion of the Purchase Price to be paid by Buyer to Seller which is calculated and paid in accordance with Section 2.03(b) and Schedule 2.03.

“Earn Out Payment” has the meaning set forth in Schedule 2.03.

3

“Earn Out Period” has the meaning set forth in Schedule 2.03.

“Effective Time” has the meaning set forth in Section 3.01.

“Employment Agreements” has the meaning set forth in Section 3.02(a)(viii).

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any hazardous materials. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Equity Consideration” has the meaning set forth in Section 2.02.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Companies or any of their Subsidiaries (individually or together) as a “single employer” within the meaning of Section 414 of the Code.

“Estimated Adjustment Amount” has the meaning set forth in Section 2.04(a)(i).

“Estimated Closing Statement” has the meaning set forth in Section 2.04(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 4.04.

4

“Fundamental Representations” means the representations and warranties in Section 4.01(b), (c), and (d), Section 4.02, Section 4.03(a), Section 4.22, Section 5.02, Section 5.03, Section 5.04(a)(i), and Section 5.06.

“Funds Flow Memo” means that certain memorandum and spreadsheet delivered by the Seller Parties’ Representative to Buyer pursuant to Section 2.03(a) which includes any amounts required to be withheld on the payments made to such Persons and the wiring instructions for such Persons. For clarity, it is contemplated that the Funds Flow Memo will provide an irrevocable direction by Seller to Buyer to make certain payments directly to certain third parties (e.g., lenders), if applicable, for administrative convenience, but that such payments shall be deemed to have been made first to Seller and then subsequently distributed or paid by Seller to such recipients.

“GAAP” means generally accepted accounting principles as in effect in the United States.

“Government Official” means (i) any officer, employee, or representative (including anyone elected, nominated, or appointed to be an officer, employee, or representative) of any Governmental Authority, or anyone otherwise acting in an official capacity on behalf of a Governmental Authority; (ii) any political party, political party official, or political party employee; (iii) any candidate for public office; (iv) any royal or ruling family member; or (v) any agent or representative of any of those persons listed in subcategories (i) through (iv).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Holdback Amount” means $2,000,000.

“Indebtedness” means, with respect to any Person at any date, without duplication: (a) all indebtedness of such Person for borrowed money (including lines of credit, credit card or payment card facilities, term loans, mortgage loans, bonds, debentures, notes and other debt securities); (b) all obligations to pay the deferred purchase price of property or services (including any obligations relating to any earnout or bonus payments), except trade accounts payable and other current liabilities (i) arising in the ordinary course of business, and (ii) which do not constitute intercompany payables owing to an Affiliate of such Person or Indebtedness of the type described in the foregoing clause (a); (c) all liabilities of such Person in respect of capital leases; (d) all obligations of such Person in respect of letters of credit and acceptances (or instruments serving a similar function) issued or created for the account of such Person, but in each case only to the extent drawn; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (f) all obligations under commodity swap agreements, commodity cap agreements, interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other similar agreement, (g) all guaranties of any of the foregoing and (h) all accrued but unpaid interest, redemption or prepayment premiums or penalties and any other fees and expenses relating to any of the foregoing.

5

“Indemnified Party” has the meaning set forth in Section 7.05.

“Indemnifying Party” has the meaning set forth in Section 7.05.

“Independent Accountant” means an independent certified public accounting firm of national standing and reputation jointly selected and retained by Buyer’s and Seller’s respective accountants that is not an independent accountant for either Buyer or any Seller Party and is otherwise neutral and impartial; provided, however, that if Buyer’s and Seller’s respective accountants are unable to select such other accounting firm within ten (10) Business Days after the date upon which the Parties are to submit any dispute to the Independent Accountant as provided in this Agreement, each of Buyer and the Seller Parties’ Representative shall provide to the other a list of three independent certified public accounting firms of national standing and reputation, and (x) if any firm appears on both lists, such firm shall be the accountant, unless more than one firm appears on both lists, in which case the accountant shall be selected at random from among the firms on both lists, and (y) otherwise Buyer and Seller Parties’ Representative shall eliminate the names of two firms from the list provided by the other and the accountant shall be selected at random from among the remaining two firms.

“Insurance Contract” means any all insurance Contracts, binders, slips, certificates, endorsements, riders, treaties, policies, products or other arrangements, sold, issued, entered into, serviced or administered by any Company in connection with the Business, in each case as such Contract, binder, slip, certificate, endorsement, rider, treaty, policy, product or other arrangement may have been amended, modified or supplemented.

“Insurance Policies” has the meaning set forth in Section 4.14.

“Insurance Regulator” means any insurance supervisory department or officials having jurisdiction over any part of the operations, business, assets, liabilities, products and services of the Companies.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, (including, with respect to the Companies, the trade names “RxHelpline,” “TogetherHealth” and any other trade name used in connection with the Business), service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites (including, with respect to the Companies, any web address, web page or website used in connection with the Business), uniform resource locators and related content, accounts with Twitter, Facebook, Instagram and other social media properties and the content found thereon and related thereto; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of any invention ownership (including inventor’s certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) semiconductor chips and mask works; (h) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (i) all rights to any Actions of any nature available to or being pursued by a Seller to the extent related to the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

6

“Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral, relating to any Intellectual Property that is used in or necessary for the conduct of the Business as currently conducted (x) by which any of the Companies or the Business are bound or affected or (y) to which a Company is a party or beneficiary or by which any Company or any of their properties or assets are bound or affected.

“Intellectual Property Assets” means all Intellectual Property that is owned by a Company and used in the conduct of the Business as currently conducted.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Interests” has the meaning set forth in the Recitals.

“Interim Balance Sheet Date” has the meaning set forth in Section 4.04.

“Interim Financial Statements” has the meaning set forth in Section 4.04.

“Inventions Assignment Agreement” has the meaning set forth in Section 3.02(a)(x).

“Key Employee” or “Key Employees” has the meaning set forth in Section 3.02(a)(viii).

“Knowledge of Seller” means, with respect to Seller, the current actual knowledge of Mark Longaro, Robert Gregg, or Jason Buchwald, in each case after reasonable due inquiry, which, solely for the sake of clarity, shall include due inquiry of Miguel Ponce for any areas of operations the Companies for which he has responsibility.

7

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.10(b).

“Leases” has the meaning set forth in Section 4.10(b).

“Liabilities” means liabilities, Taxes, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lock-Up Agreement” has the meaning set forth in Section 3.02(a)(i).

“Losses” means losses, damages, Liabilities, Taxes, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including, without limitation, reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include (a) punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party, or (b) damages based on a theory of a valuation multiple, including EBITDA, income, revenue, or any derivation thereof.

“Material Adverse Effect” means any effect, event, occurrence, fact, condition, development or change that has or would reasonably be expected to have a material adverse effect upon the assets, liabilities, condition (financial or otherwise) or results of operations of the Companies or the Business taken as a whole; provided, that none of the following, either alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect: (a) changes affecting generally the industry or markets in which the Companies operate; (b) changes in general local, domestic, foreign or international economic, business, regulatory or political conditions; (c) acts of war, sabotage, terrorism, military action or the escalation thereof, or other force majeure events; (d) changes in accounting principles or requirements or changes in applicable Law, or the interpretation or enforcement thereof; (e) the taking of any action approved or consented to by Buyer; (f) the announcement or disclosure of the transactions set forth in this Agreement or the compliance with the terms and conditions of this Agreement (it being understood that this clause (f) shall not apply with respect to a representation or warranty contained in this Agreement to the extent that the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions or the performance of obligations under this Agreement); (g) any failure by the Companies to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Material Adverse Effect if such facts are not otherwise excluded under this definition); (h) or any breach by Buyer of this Agreement; provided, that any such event described in clauses (a), (b), (c) or (d) does not affect the Companies in a substantially disproportionate manner compared to other Persons operating in the same industry or market.

8

“Material Contracts” has the meaning set forth in Section 4.07(a).

“Material Customers” has the meaning set forth in Section 4.13(a).

“Material Suppliers” has the meaning set forth in Section 4.13(b).

“Membership Interest Assignment” has the meaning set forth in Section 3.02(a)(ix).

“NASDAQ” means the NASDAQ Global Market.

“Non-Party Affiliates” has the meaning set forth in Section 8.15.

“Owned Real Property” has the meaning set forth in Section 4.10(a).

“Periodic Taxes” has the meaning set forth in Section 6.08(d).

“Permits” means all permits, licenses (including, without limitation, insurance licenses), franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means (a) statutory Encumbrances for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Companies and for which appropriate reserves have been established; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business (provided lien statements have not been filed or such Encumbrances otherwise perfected); (c) zoning, entitlement, building and other land use regulations imposed by any Governmental Authority having jurisdiction over Leased Real Property which are not violated by the current use and operation of the Leased Real Property; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Business; (e) Encumbrances arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; and (f) purchase money Encumbrances and Encumbrances securing rental payments under capital lease arrangements.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Principals” has the meaning set forth in the Preamble.

“Pro Rata Percentage” has the meaning set forth on Schedule 1.

“Purchase Price” has the meaning set forth in 2.02.

“Purchase Price Allocation” has the meaning set forth in Section 2.05.

9

“Qualified Benefit Plan” means any Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

“Regulation S” means Regulation S promulgated by the SEC under the Securities Act.

“Related Party” has the meaning set forth in Section 4.23.

“Related Party Arrangements” has the meaning set forth in Section 4.23.

“Representative” means, with respect to any Person, any and all members, partners, stockholders, directors, managers, officers, employees, consultants, financial advisors, legal counsel, accountants, lenders, investment bankers and other agents of such Person.

“Restricted Period” has the meaning set forth in Section 6.02(a).

“Restricted Persons” has the meaning set forth in Section 6.02(a).

“RxH Business” means the business of providing prescription medication assistance to members of health insurance plans.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 5.05.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitees” has the meaning set forth in Section 7.03.

“Seller Parties” means the Seller and the Principals.

“Seller Parties’ Representative” has the meaning set forth in the Preamble.

“Seller Parties’ Transaction Expenses” means all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby by any Seller Party and, prior to the Closing, the Companies.

“Seller Releasing Parties” has the meaning set forth in Section 8.15.

“Seller’s Accounting Principles” means GAAP using the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the determination of the current assets or current liabilities, as applicable, in the preparation of the Annual Financial Statements.

10

“Stakeholders” has the meaning set forth in Section 4.15(c)(i).

“Straddle Period” means a taxable period beginning on or before, and ending after, the Closing Date.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company or other legal entity in which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the outstanding voting securities, equity securities, profits interest or capital interest, or is entitled to elect a majority of the board of directors or other governing body of such legal entity.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document filed or required to be filed with a Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax Sharing Agreement” means an agreement, whether written or oral, a principal purpose of which is the sharing, allocation or indemnification for Taxes.

“Taxes” means (a) all federal, state, local or foreign taxes, charges, fees, levies or other similar assessments or liabilities of any kind, including income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, escheat, unclaimed property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, (b) any and all liability for amounts described in clause (a) imposed as a result of being a member of an affiliated, consolidated, combined or unitary group, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign Law or regulation and (c) any and all liability for amounts described in clause (a) or (b) of any Person payable as a transferee or successor, by contract or pursuant to any Law, rule or regulation or otherwise, except under any agreement entered into in the ordinary course of business and not primarily related to Taxes.

“THI Business” means the business of owning and operating a health insurance agency.

“Third Party Claim” has the meaning set forth in Section 7.05(b).

“THP Business” means the business of lead generation for health insurance.

“Transaction Documents” means this Agreement, the Inventions Assignment Agreements, and all other certificates, agreements, instruments and documents contemplated to be delivered and executed (including pursuant to Section 3.02) in connection with this Agreement.

“Transfer Taxes” has the meaning set forth in Section 6.08(f).

“Treasury Regulations” means the regulations under the Code promulgated by the United States Treasury Department.

11

“Union” has the meaning set forth in Section 4.20(b).

Article II
PURCHASE AND SALE

Section 2.01 Purchase and Sale. At the Closing, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase and accept from Seller all of Seller’s rights, title and interest in the Interests, free and clear of all Encumbrances (other than transfer restrictions under applicable securities laws, if any), on the terms and subject to the conditions set forth in this Agreement.

Section 2.02 Purchase Price. The aggregate purchase price for the Interests shall be: (i) Fifty Million Dollars ($50,000,000) in cash subject to any adjustment pursuant to Section 2.03(a) and Section 2.04 (the “Cash Consideration”), (ii) 630,000 of Buyer’s Parent’s Shares equal (the “Equity Consideration”), and (iii) the Earn Out Consideration (together with the Cash Consideration and the Equity Consideration, the “Purchase Price”). The Purchase Price shall be payable in accordance with Section 2.03.

Section 2.03 Payment of Purchase Price.

(a) At the Closing:

(i) Buyer’s Parent shall issue the Equity Consideration to the Seller Parties in accordance with the Funds Flow Memo;

(ii) Buyer shall pay the Closing Date Payment less the Holdback Amount, less the Adjustment Holdback Amount, less the amount of the Indebtedness as of the Effective Time (as specified on the Funds Flow Memo), less the amount of Seller Parties’ Transaction Expenses (as specified on the Funds Flow Memo), to Seller, subject to any adjustment pursuant to Section 2.04;

(iii) pay the Indebtedness in the amount specified on the Funds Flow Memo; and

(iv) pay the Seller Parties’ Transaction Expenses in the amount specified on the Funds Flow Memo.

All payments pursuant to subsections (ii), (iii) and (iv) shall be paid by wire transfer of immediately available funds in accordance with the allocation and payment instructions set forth in the Funds Flow Memo. Seller shall deliver the Funds Flow Memo to Buyer on the Business Day prior to the Closing Date.

(b) Earn Out Consideration.

(i) Buyer shall be obligated to pay to Seller the Earn Out Payments, if any, at the times set forth in, pursuant to the terms of, and subject to the conditions and covenants set forth in, Schedule 2.03 and elsewhere in this Agreement. In accordance with Section 7.08 and subject to the terms and conditions set forth in Article VII, Buyer may offset amounts owed to Buyer (or any of the Buyer Indemnitees) in respect of indemnification obligations hereunder against the Earn Out Payments, if any. Any Earn Out Payment required to be made pursuant to this Section 2.03(b) shall be accounted for as an increase to the Purchase Price.

12

(ii) The Earn Out Payment, if any, for each Earn Out Period shall be payable to the Seller Parties’ Representative in four (4) equal quarterly installments commencing with the first Business Day in the calendar quarter immediately following the final determination pursuant to Section 2.01 of Schedule 2.03 of the applicable Earn Out Payment, if any, for each Earn Out Period. Solely as an example, if the Earn Out payment for Earn Out Period ending May 31, 2020 is finally determined on September 5, 2020 to be equal to $1,000,000, such amount will be paid in four (4) equal payments of $250,000 with the first payment being made on the first Business Day falling on, or after, October 1, 2020.

Section 2.04 Purchase Price Adjustment.

(a) Closing Date Adjustment.

(i) Not less than three (3) Business Days prior to the Closing Date, the Seller Parties’ Representative shall prepare and deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth its good-faith calculation and estimate of the Adjustment Amount (the “Estimated Adjustment Amount”), including calculations of the May Commissions Received, Effective Time Accounts Payable and undistributed Cash as of the Effective Time, with reasonable supporting documentation, all of which shall be reasonably acceptable to Buyer.

(ii) The Cash Consideration shall, as applicable, (A) be reduced by the Estimated Adjustment Amount if the Estimated Adjustment Amount is less than zero, or (B) be increased by the Estimated Adjustment Amount if the Estimated Adjustment Amount is a greater than zero. The Cash Consideration as adjusted pursuant to this Section 2.04(a)(ii) shall be referred to as the “Closing Date Payment”. The Closing Date Payment shall be subject to adjustment following the Closing Date pursuant to Section 2.04(b).

(b) Post-Closing Adjustment.

(i) As soon as practicable following the Closing Date, but in no event later than ninety (90) days after the Closing Date, Buyer shall prepare and deliver to the Seller Parties’ Representative a statement (the “Closing Statement”) setting forth its calculation of the Adjustment Amount, including calculations of the May Commissions Received, Effective Time Accounts Payable and Cash as of the Effective Time, with reasonable supporting documentation. If Buyer fails to timely deliver the Closing Statement as required hereunder, Seller Parties’ Representative may elect to either (x) deliver a Closing Statement to Buyer within one hundred fifty days (150) days after the Closing Date (and the procedures below shall apply mutatis mutandis), in which case Buyer shall provide Seller Parties Representative with reasonable access to the records and work papers necessary to prepare the Closing Statement, or (y) accept the Estimated Closing Statement as the final Closing Statement and not adjust the Closing Date Payment.

13

(ii) Upon receipt of the Closing Statement, Seller Parties’ Representative and its Representatives will be given reasonable access to all relevant records, workpapers and calculations related to the Closing Statement during reasonable business hours for the purpose of verifying the Closing Statement. Within thirty (30) days of Seller’s receipt of the Closing Statement, Seller Parties’ Representative may deliver written notice (the “Dispute Notice”) to Buyer of any objections, specifying in reasonable detail any contested amounts and the basis therefor which Seller Parties’ Representative may have to the Closing Statement. The failure of Seller Parties’ Representative to deliver such Dispute Notice within the prescribed time period will constitute each Seller Party’s acceptance as final of the Closing Statement as determined by Buyer. Any amounts not disputed in the Dispute Notice (if one is delivered) shall be deemed to be accepted by each Seller Party as final.

(iii) If Seller Parties’ Representative and Buyer are unable to resolve any disagreement with respect to the Closing Statement within thirty (30) days following Buyer’s receipt of a Dispute Notice, the items and amounts in dispute shall be submitted for review to the Independent Accountant for final determination within forty-five (45) days after such referral. The review of the Independent Accountant shall be limited solely to the disputed items and amounts in the Dispute Notice. Any determination by the Independent Accountant shall not be outside the range defined by the respective amounts in the Closing Statement and the Dispute Notice proposed by Seller Parties’ Representative and Buyer, respectively, and such determination shall be final and binding upon, and non-appealable by, the Parties and their respective successors and assigns for all purposes of this Agreement, and not subject to collateral attack for any reason absent manifest error or fraud. All expenses and fees of the Independent Accountant will be borne equally by Buyer and Seller Parties’ Representative.

(iv) If the Adjustment Amount as finally determined pursuant to this Section 2.04(b) is greater than the Estimated Adjustment Amount such that the Closing Payment should have been higher that what was actually paid at Closing (the amount of such excess, an “Positive Adjustment Amount”), then the Closing Date Payment shall be increased by such Positive Adjustment Amount and, within five (5) Business Days of the final determination of the Adjustment Amount pursuant to this Section 2.04(b), the Buyer shall pay to Seller Parties’ Representative, by wire transfer of immediately available funds to the account designated by Seller Parties’ Representative, an amount equal to the Positive Adjustment Amount.

(v) If the Adjustment Amount as finally determined pursuant to this Section 2.04(b) is less than the Estimated Adjustment Amount such that the Closing Payment should have been lower than what was actually paid at Closing (the amount of such shortfall, a “Negative Adjustment Amount”), then the Closing Date Payment shall be decreased by such Negative Adjustment Amount. Buyer’s right to payment of the Negative Adjustment Amount shall be satisfied as follows: (A) first, from the Adjustment Holdback Amount (on a joint and several basis), (B) second, solely at the option of Buyer, from the Holdback Amount (on a joint and several basis) and (B) third, by payment from the Seller Parties, on a several and not joint basis in accordance with the Pro Rata Percentages, within five (5) Business Days following determination of the Adjustment Amount pursuant to this Section 2.04(b) by wire transfer of immediately available funds to an account designated by Buyer. Any Adjustment Holdback Amount remaining after application of the immediately preceding sentence will be paid by Buyer to Seller Parties’ Representative, by wire transfer of immediately available funds to the account designated by Seller Parties’ Representative.

14

Section 2.05 Allocation of Purchase Price. The Parties agree that the Purchase Price and the liabilities of the Companies that are treated as assumed by the Buyer for Tax purposes shall be allocated among the assets of the Companies for Tax purposes pursuant to the methodology described on Schedule 2.05 (the “Purchase Price Allocation”). In addition, the Parties hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use the Purchase Price Allocation in connection with the preparation of the Internal Revenue Service Form 8594 relating to the transactions contemplated by this Agreement. None of the Parties shall file any income Tax Return or otherwise take any position with respect thereto which is inconsistent with the Purchase Price Allocation, except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or by court decision.

Section 2.06 Withholding Tax. Buyer and any other Person making a payment pursuant to this Agreement shall be entitled to deduct and withhold from any consideration otherwise payable to any Person under this Agreement all Taxes that Buyer may be required to deduct and withhold under any provision of Tax Law; provided, however, that other than with respect to the payments to be made at Closing, Buyer shall provide Seller with a written notice of Buyer’s intention to withhold at least ten (10) Business Days prior to any such withholding together with an explanation of the legal basis for such withholding, and shall reasonably cooperate with Seller to minimize or eliminate such withholding, and neither Buyer nor any of its Affiliates shall withhold any amount payable pursuant to this Agreement (or any other agreements contemplated hereby) with respect to which such notice requirement has not been satisfied. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deductions and withholding was made.

Article III
CLOSING

Section 3.01 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur via remote exchange of the various documents and instruments required to be exchanged at the Closing hereunder on the Closing Date. All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of the close of business on the Closing Date (the “Effective Time”). Notwithstanding the foregoing, any indebtedness incurred or assumed by the Companies as a result of any financing of the transactions contemplated herein by Buyer or on behalf of Buyer shall be deemed to have occurred after the Effective Time on the Closing Date.

Section 3.02 Closing Deliverables.

(a) Seller’s Deliverables. At or prior to the Closing, Seller Parties’ Representative shall deliver, or shall cause to be delivered, to Buyer all of the following:

(i) a lock-up agreement (the “Lock-Up Agreement”), duly executed by each of the Persons receiving a portion of the Equity Consideration (as specified in the Funds Flow Memo).

15

(ii) certificate signed by a duly authorized officer of Seller and each Company, attaching and certifying to the truth and completeness of (i) the resolutions adopted by, as applicable, the general partner of Seller and the managing member or board of managers of each Company, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (ii) the names and signatures of the officers of Seller and each Company authorized to sign this Agreement, the other Transaction Documents and any other documents to be delivered hereunder and thereunder;

(iii) evidence satisfactory to Buyer of the termination of all Related Party Arrangements set forth on Schedule 3.02(a)(iii);

(iv) a good standing certificate for Seller and each of the Companies from the applicable Secretary of State, dated no more than ten (10) days prior to the Closing Date;

(v) a duly completed and executed certificate, in form and substance satisfactory to Buyer, meeting the requirements of Code Section 1445 and the Treasury Regulations thereunder certifying that Seller is not a foreign person within the meaning of Section 1445 of the Code;

(vi) fully executed payoff letters and UCC-3 termination statements, and such other documentation as may be requested by Buyer, in each case, in form and substance satisfactory to Buyer, evidencing the release in full of all Encumbrances other than the Permitted Encumbrances;

(vii) copies or evidence satisfactory to Buyer of all consents, approvals, filings, notices and waivers required to be given or obtained by Seller to consummate the transactions contemplated by the Transaction Documents, as set forth in Section 4.03(a) and Section 4.03(b) of the Disclosure Schedules;

(viii) an Employment Agreement (each, an “Employment Agreement”), executed by each of Mark Longaro and Robert Gregg (each, a “Key Employee” and, collectively, the “Key Employees”) and Miguel Ponce, as the case may be;

(ix) an assignment of the Interests (the “Membership Interest Assignment”), duly executed by Seller;

(x) a Proprietary Information and Inventions Agreement, (“Inventions Assignment Agreement”), executed by each of the Principals; and

(xi) the resignations contemplated by Section 6.11.

(b) Buyer Deliverables. At or prior to the Closing, Buyer shall deliver, or shall cause to be delivered, to Seller all of the following:

(i) a certificate signed by a duly authorized officer of Buyer, attaching and certifying to the truth and completeness of (i) the resolutions adopted by the directors and stockholders of Buyer, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement, the other Transaction Documents and any other documents to be delivered hereunder and thereunder;

16

(ii) the Employment Agreements duly executed by Buyer; and

(iii) the Equity Consideration via a restricted book entry at Buyer’s Parent’s transfer agent into segregated accounts established by such transfer agent for the benefit of, and registered in the name of, for each of the Persons set forth in the Funds Flow Memo.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

Seller (and for purposes of Section 4.24, each Seller Party) hereby represents and warrants to Buyer that the representations and warranties contained in this Article IV are true, correct and complete as of the Closing Date (except for representations and warranties made as of a specified date, which are true, correct and complete as of such specified date). The Disclosure Schedules are arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article IV, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify only the corresponding section or subsection of this Article IV; provided, however, that the disclosure of any item in any section or subsection of the Disclosure Schedules shall be deemed to be disclosure of such item with respect to any other section or subsection of the Disclosure Schedules only to the extent it is reasonably apparent on the face of such disclosure that such disclosure is intended to apply to such other section or subsection. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement.

Section 4.01 Organization and Qualification of Seller and the Companies; Capitalization; No Subsidiaries.

(a) Seller is a limited partnership duly organized, validly existing and in good standing under the Laws of its state of formation, with all requisite power and authority to own its properties and to carry on its business as such business is now conducted. Each Company (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of its state of formation, (ii) has full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business (as applicable) as currently conducted, and (iii) is duly licensed or qualified to do business and is in good standing each jurisdiction in which the ownership or the operation of the Business as currently conducted makes such licensing or qualification necessary except where the failure be so licensed or qualified would not have a Material Adverse Effect.

(b) All the outstanding membership interests of each Company have been validly issued and are fully paid and nonassessable and are owned one hundred percent (100%) by Seller. The limited partners and general partner of Seller are specified in Section 4.01 of the Disclosure Schedules.

17

(c) All of the outstanding equity interests in each Company are free and clear of any Encumbrances. There are (i) no outstanding options, warrants, rights, restricted units or similar rights in the equity interests of any Company or other securities convertible into or exchangeable or exercisable for any equity interests of any Company, (ii) no other commitments, arrangements, rights or other obligations of any Company to issue or sell, or caused to be issued or sold, any additional equity interests of, or any security convertible or exchangeable for any equity interests of, any Company, or to repurchase, redeem or otherwise acquire any equity interests of any Company, or any security convertible or exchangeable therefor, and (iii) no equity equivalents, restricted units, appreciation rights, phantom ownership interests or similar rights in any Company. There are no voting agreements, management agreements, pledge agreements, buy-sell agreements, proxies or other similar agreements or understandings with respect to the equity interests of any Company or which restrict or grant any right, preference or privilege with respect to the transfer of thereof.

(d) The Companies do not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

Section 4.02 Authorization. Seller and each Principal has full legal power and authority to enter into this Agreement and the other Transaction Documents to which such Person is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each Company has full limited liability company legal power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller and each Company of this Agreement and any other Transaction Document to which it is a party, the performance by Seller and each Company of its obligations hereunder and thereunder and the consummation by Seller and each Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Seller and each Company. This Agreement has been duly executed and delivered by Seller, each Principal and each Company, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, each Principal and each Company, enforceable against each in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts. When each other Transaction Document to which each Company, each Principal and the Seller is or will be a party has been duly executed and delivered by Seller, each Principal and each Company (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller, each Principal and each Company, enforceable against each such Person in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

18

Section 4.03 No Conflicts; Consents.

(a) Except as set forth in Section 4.03(a) of the Disclosure Schedules, the execution, delivery and performance by Seller, each Principal and each Company of this Agreement and the other Transaction Documents to which each such Person is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) solely with respect to Seller and each Company, conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Seller or any Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to each Seller, any Principal, any Company or the Business; (c) require the consent, approval or other action by, or notice to, any Person under, materially conflict with, result in a material violation or breach of, constitute a material default or any event that breach (with or without notice or lapse of time, or both) would constitute a material default under, result in the acceleration of or create in any party the right to accelerate, terminate, materially modify or cancel any Material Contract; or (d) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances.

(b) Except as set forth in Section 4.03(b) of the Disclosure Schedules, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller, any Principal or any Company in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04 Financial Statements. Section 4.04 of the Disclosure Schedules sets forth complete and accurate copies of: (a) the internally prepared balance sheets and statements of income of (x) THI on a stand-alone basis, and (y) RxH and THP on a consolidated basis, in each case, for the fiscal year ending December 31, 2018 (the “Annual Financial Statements”); and (b) the internally prepared balance sheets and statements of income of (x) THI on a stand-alone basis, and (y) RxH and THP on a consolidated basis, in each case, for the three-month period ended March 31, 2019 (the “Interim Financial Statements”). The Annual Financial Statements and the Interim Financial Statements are referred to herein collectively as the “Financial Statements.” The Financial Statements (i) were prepared from, and are consistent with, the books and records of each Company, (ii) to the Knowledge of Seller, were prepared in a manner to be materially in accordance with GAAP, and (iii) fairly present, the financial condition of each Company as of the respective dates of and for the periods referred to in such Financial Statements.

Section 4.05 No Undisclosed Liabilities. The Companies have no Liabilities of the type that would be required to be shown on a balance sheet of the Companies prepared in accordance with GAAP, except for Liabilities (a) as and to the extent reflected or reserved against in the Interim Financial Statements, (b) incurred in the ordinary course of business consistent with past practice since March 31, 2019 (the “Interim Balance Sheet Date”) (except to the extent any such Liabilities arise from any breach or default under any Contract, breach of warranty, tort, infringement or violation of Law), or (c) otherwise disclosed on Section 4.05 of the Disclosure Schedules.

19

Section 4.06 Absence of Certain Changes, Events and Conditions. Since the Interim Balance Sheet Date, there has not occurred any Material Adverse Effect. Except as set forth in Section 4.06 of the Disclosure Schedules, since the Interim Balance Sheet Date no Company has:

(a) amended the certificates or articles of organization or operating agreements (or other comparable organizational documents) of the Companies or taken any action with respect to any such amendment;

(b) split, combined, subdivided, reclassified, purchased, redeemed, repurchased or otherwise acquired, issued, sold, pledged, disposed, encumbered or granted any membership interests of the Companies or any options, warrants, convertible or exchangeable securities, stock-based performance units, equity awards denominated in shares of membership interests of the Companies or other rights of any kind to acquire membership interests of the Companies or entered into any agreement, understanding or arrangement with respect to the sale or voting of the membership interests of the Companies;

(c) declared or paid any dividends or distributions on or in respect of any of the equity interests of such Company or redeemed, purchased or acquired the equity interests of such Company;

(d) changed any accounting method, policy or practice for the Business (including any change in depreciation or amortization policies or rates) or wrote up, wrote down or wrote off the book value of any assets other than in the ordinary course of business;

(e) changed any cash management practices or policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(f) (i) terminated, canceled, accelerated, renewed, amended (in any material respect) or requested or agreed to, or otherwise offered or proposed to any counterparty, any material change in or waiver under any Material Contract, Permit or Insurance Policy or (ii) entered into any new Material Contract;

(g) incurred, assumed or guaranteed any Indebtedness except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(h) transferred, assigned, abandoned, permitted to lapse or otherwise disposed of, or granted any license or sublicense of any material rights under or with respect to, any Intellectual Property;

(i) damaged, destroyed or lost, or experienced an interruption in the use of, any assets of the Companies, whether or not covered by insurance, in excess of $25,000;

(j) delayed the payment of any capital expenditure or accounts payable or other Liability (including any payments due to any employee, independent contractor, consultant or other service provider) beyond the date when such capital expenditure or account or Liability would have been paid in the ordinary course of business;

20

(k) caused or otherwise experienced the imposition of any Encumbrance upon the membership interests or any of the assets of the Companies other than Permitted Encumbrances;

(l) with respect to any current or former employee, officer, manager, director, independent contractor or consultant, (i) increased any wages, salary, severance, pension or other compensation or benefits of such Person, (ii) changed the terms of employment of such Person or terminated the employment of such Person, (iii) accelerated the vesting or payment of any compensation or benefit to such Person, (iv) paid to any such Person any compensation or benefit not provided for under any Benefit Plan, (v) granted any severance, change of control, retention, termination or similar compensation or benefits to any such Person, or (vi) entered into any trust, insurance or annuity Contract or similar agreement or taken, or caused to be taken, any other action to fund or otherwise secure the payment of any compensation or benefit to any such Person; in the case of each of clauses (i) through (vi), other than pursuant to the terms of any written agreement delivered to Buyer and disclosed in Section 4.19 or required by applicable Law.

(m) experienced any labor Union organizing activity, actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or material change in the relations with employees, agents, customers or suppliers or any actual or threatened wrongful discharge or other unlawful labor practice action or proceeding;

(n) adopted, entered into, modified or terminated, or increased or promised to increase any benefits under, any (i) employment, severance, retention or other agreement with any current or former employee, officer, manager, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(o) suffered any material loss of senior management personnel or other employees or received notice of any such impending loss;

(p) adopted any plan of merger, consolidation, reorganization, liquidation or dissolution or filed a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consented to the filing of any bankruptcy petition against it under any similar Law;

(q) acquired (by merger, consolidation or acquisition of stock or assets or otherwise) any equity interests in any Person or any collection of assets constituting all or substantially all of a business or business unit of any Person;

(r) purchased, leased or otherwise acquired the right to own, use or lease any property or assets in connection with the Business for an amount in excess of Fifty Thousand Dollars ($50,000), individually (in the case of a lease, per annum), or One Hundred Thousand Dollars ($100,000), in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

21

(s) loaned to (or forgiven any loan to), or entered into any other transaction with, any current or former directors, managers, officers, members, shareholders, partners, employees, independent contractors or consultants;

(t) suffered any loss of one or more Material Customers or Material Suppliers, or any material amounts of business in the aggregate, or received notice of any such impending loss;

(u) instituted, settled or agreed to settle any Action of, or entered into any consent decree with, any Governmental Authority relating to the Companies or the Business, or suffered any actual or threatened Action of any Governmental Authority relating to the same;

(v) filed any Tax Return (including any amendment to any Tax Return) in a manner inconsistent with past practice, failed to file, on a timely basis, including allowable extensions, with the appropriate Tax authority, any Tax Return, failed to timely pay or remit (or cause to be timely paid or remitted) any Taxes due, requested a ruling with respect to Taxes, made, changed or rescinded any election relating to Taxes, surrendered or compromised any right to claim a Tax refund, settled or compromised any Action relating to Taxes, initiated any voluntary disclosure, Tax amnesty filing or other Action relating to Taxes, entered into any Tax Sharing Agreement, extended or waived any statute of limitations period relating to Taxes, changed any method of Tax accounting; or

(w) entered into any Contract to do any of the foregoing.

Section 4.07 Material Contracts.

(a) Section 4.07(a) of the Disclosure Schedules lists each Contract (x) by which any of the Companies or the Business are bound or affected or (y) to which a Company is a party or beneficiary or by which any Company or any of their properties or assets are bound or affected, which fall within any of the following categories (each such Contract listed on Section 4.07(a) of the Disclosure Schedules, together with all such Contracts for the lease of the Leased Real Property listed or otherwise disclosed in Section 4.10(b) of the Disclosure Schedules and all Intellectual Property Agreements set forth in Section 4.11(b) of the Disclosure Schedules, a “Material Contract” and collectively, the “Material Contracts”):

(i) all Contracts involving aggregate consideration in excess of Fifty Thousand Dollars ($50,000);

(ii) any Contract pursuant to which any Company (A) markets, sells or distributes Insurance Contracts issued by insurance companies, or (B) acquires, purchases or otherwise receives marketing or remarketing leads;

(iii) all Contracts that relate to the acquisition or disposition of any business, any amount of assets other than in the ordinary course of business consistent with past practice, or any Contract granting to any Person any rights to purchase any business, equity or assets;

22

(iv) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(v) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements), other than such agreements and Contracts that are cancellable by a Company without penalty and upon thirty (30) days’ notice or less;

(vi) except for Contracts relating to trade receivables, all Contracts relating to Indebtedness (including guarantees and other Contracts related to mortgaging, pledging, or otherwise placing an Encumbrance on the Business or the Companies’ assets);

(vii) all Contracts that limit or purport to limit the freedom of a Company, or that would or could reasonably be expected to, following the Closing Date, limit the freedom of the Companies to (A) engage in the Business, any business practice, any business activity or any line of business, (B) compete with any Person, (C) conduct any activity in any geographic area or market segment or during any period of time or (D) solicit any Person to enter into a business or employment relationship, or enter into such a relationship with any Person;

(viii) all joint venture, partnership or similar Contracts;

(ix) all Contracts that relate to the acquisition of, investment in, or sale of any business or assets of any other Person or any real property (whether by merger, sale of equity interests or debt securities, sale of assets or otherwise) or any merger, consolidation or any other business combination;

(x) all collective bargaining agreements or Contracts with any Union;

(xi) any Contract that by its terms prohibits or restricts the declaration or payment of dividends or other distributions or loans by a Company;

(xii) any Contract pursuant to which any Company has continuing indemnification, “earn-out” or other contingent payment obligations;

(xiii) any Contract in which a Company has granted “exclusivity” or that requires a Company to deal exclusively with, or grant exclusive rights or rights of first refusal to, any customer, vendor, supplier, distributor, contractor or other Person with respect to any service or product or any geographic location;

(xiv) any Contract that provides for a “most-favored-nation”, “best pricing” or other similar term or provision by which another party to such Contract or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person;

(xv) any Contract under which a Company has made advances or loans of money to any other Person in excess of Ten Thousand Dollars ($10,000), individually, or Fifty Thousand Dollars ($50,000), in the aggregate;

23

(xvi) any Contracts with any Governmental Authority;

(xvii) any Contract involving future commitments to make capital expenditures or to Contract, purchase or sell assets involving Fifty Thousand Dollars ($50,000) or more individually; and

(xviii) any Contract entered into in the past three (3) years involving any resolution or settlement of any actual or threatened Action or other dispute with a value of greater than One Hundred Thousand Dollars ($100,000) or which imposes continuing obligations on a Company.

(b) Each Material Contract is valid and binding on the applicable Company in accordance with its terms and is in full force and effect. Neither the applicable Company nor, to the Knowledge of Seller, any other party thereto is in material breach of or material default under (or is alleged to be in material breach of or material default under), or has provided or received any notice of any intention to terminate, any Material Contract. To the Knowledge of Seller, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or, to the Knowledge of Seller, threatened under any Material Contract. Consummation of the transactions contemplated by this Agreement will not trigger any provision in any Material Contract that would result in a change in such Material Contract, including the requirement for a transfer fee or new deposit, or termination thereof. Each Company is in compliance with all Contracts listed or required to be lists on Section 4.07 of the Disclosure Schedules that provide for “most-favored-nations”, “best pricing” or other similar terms or provisions, and there are no audits pending or threatened against or by a Company with respect to such Contracts.

Section 4.08 Title to Assets. Each Company has good and valid title to, or a valid leasehold interest in, all of its personal property and other assets reflected in the Financial Statements or acquired after the Interim Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for (a) those items set forth in Section 4.08 of the Disclosure Schedules; and (b) Permitted Encumbrances. There are no financing statements under the Uniform Commercial Code which name the Company as debtor or lessee filed in any state, except as set forth in Section 4.08 of the Disclosure Schedules. Except for those no longer in effect, the Company has not signed any financing statement or any security agreement under which a secured party thereunder may file any such financing statement.

Section 4.09 Condition and Sufficiency of Assets.

(a) The buildings, plants and structures and all items of tangible personal property owned by the Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants or structures or any items of tangible personal property are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

24

(b) The assets, properties and rights owned or used by the Companies are sufficient for the continued conduct of the Business after the Closing in the same manner as conducted prior to the Closing, and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted.

(c) None of the assets, properties or rights owned or used by the Companies in connection with the conduct of the Business are subject to any Related Party Arrangement.

Section 4.10 Real Property.

(a) Owned Real Property. No Company owns any real property.

(b) Leased Real Property. Section 4.10(b) of the Disclosure Schedules sets forth all real property leased or subleased by a Company and/or used in or necessary for the conduct of the Business as currently conducted (together with all rights, title and interest of each Company, as applicable, in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith, collectively, the “Leased Real Property”), and a true and complete list of all leases, subleases, licenses, concessions, and other agreements (whether written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which a Company leases, subleases, or otherwise occupies or possesses any Leased Real Property (collectively, the “Leases”). With respect to each Lease:

(i) Seller has delivered a true, correct and complete copy of each Lease to Buyer;

(ii) each such Lease is legal, valid, binding, enforceable, and in full force and effect, and each such Lease will continue to be legal, valid, binding, enforceable, and in full force and effect, on identical terms, following the consummation of the transactions contemplated hereby;

(iii) neither any Company nor, to the Knowledge of Seller, any other party is in material breach or default of any of the provisions of such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, passage of time, or both, would constitute such a material breach or default, or permit termination, modification, or acceleration thereunder;

(iv) no party to the Lease has repudiated any provision thereof, nor has any party to the Lease sent or received any notice of any intention to terminate any such Lease;

(v) there are no material disputes, oral agreements, or forbearance programs in effect as to the Lease;

25

(vi) no Company has either received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default under any of the Leases;

(vii) no Company has subleased, assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Lease or the Leased Real Property, nor has any Company granted any other Person the right to use or occupy such Leased Real Property or any portion thereof;

(viii) no Company has received any written notice of (A) violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Leased Real Property, (B) existing, pending or threatened condemnation proceedings affecting the Leased Real Property, or (C) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated; and

(ix) neither the whole nor any portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

Section 4.11 Intellectual Property.

(a) Section 4.11(a) of the Disclosure Schedules lists all (i) Intellectual Property Registrations and (ii) Intellectual Property Assets (including proprietary software) that are not registered but that are material to the operation of the Business. All required filings and fees related to any filings for the Intellectual Property Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Intellectual Property Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations.

(b) Section 4.11(b) of the Disclosure Schedules lists all Intellectual Property Agreements governing ownership of the material Intellectual Property Assets. Each Intellectual Property Agreement listed on Section 4.11(b) of the Disclosure Schedules is valid and binding on the applicable Company in accordance with its terms and is in full force and effect. Neither the applicable Company nor any other party thereto is in material breach of or material default under (or is alleged to be in material breach of or material default under), or has provided or received any notice of breach or default of or any intention to terminate, any Intellectual Property Agreement. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Intellectual Property Agreement or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Except as described on Section 4.11(b) of the Disclosure Schedules, no Company is bound by any Intellectual Property Agreement or other Contract that requires it to transfer, dispose, sell or otherwise license any of its Intellectual Property.

26

(c) Except as set forth in Section 4.11(c) of the Disclosure Schedules, the Companies are the sole and exclusive legal, beneficial and, with respect to the Intellectual Property Registrations, record, owner of all right, title and interest in and to the Intellectual Property Assets, and has the valid right to use all other Intellectual Property (including Intellectual Property Agreements) used in or necessary for the conduct of the Business as currently conducted, in each case, free and clear of Encumbrances other than Permitted Encumbrances.

(d) The Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements are all of the Intellectual Property necessary to conduct the Business as currently conducted. The consummation of the transactions contemplated under this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, Buyer’s right to own, use or hold for use any Intellectual Property as owned, used or held for use in the conduct of the Business as currently conducted.

(e) The Companies’ rights in the Intellectual Property Assets are valid, subsisting and enforceable, and the Companies have taken commercially-reasonable steps to maintain the Intellectual Property Assets and to protect and preserve the confidentiality of all trade secrets included in the Intellectual Property Assets, including requiring all Persons having access thereto to execute written non-disclosure agreements.

(f) To the Knowledge of Seller, the conduct of the Business as currently and formerly conducted, and the Intellectual Property Assets and Intellectual Property licensed under the Intellectual Property Agreements as currently or formerly owned, licensed or used by the Companies or otherwise, have not infringed, misappropriated, diluted or otherwise violated, and have not, do not and will not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. To the Knowledge of Seller, no Person has infringed, misappropriated, diluted or otherwise violated, or is currently infringing, misappropriating, diluting or otherwise violating, any Intellectual Property Assets.

(g) There are no Actions (including any oppositions, interferences or re-examinations) settled, pending, or threatened in writing (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, dilution or violation of the Intellectual Property of any Person by any Company in connection with the Business; (ii) challenging the validity, enforceability, registrability or ownership of any Intellectual Property Assets or any Company’s rights with respect to any Intellectual Property Assets; or (iii) by a Company or any other Person alleging any infringement, misappropriation, dilution or violation by any Person of any Intellectual Property Assets. To the Knowledge of Seller, the Business is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or would restrict or impair the use of any Intellectual Property Assets.

(h) To the Knowledge of Seller, each Company has adequate and appropriate security measures and safeguards, consistent with industry standards, in place to protect any third party Intellectual Property in such Company’s possession at any time, any Intellectual Property Assets and any of the Company’s computer infrastructure from illegal or unauthorized access, interruption, modification, corruption, or use by its personnel or third parties. No Person has at any time gained unauthorized access to or made any unauthorized use of any third party Intellectual Property in the Companies’ possession at any time, any Intellectual Property Assets or any of the Companies’ computer infrastructure.

27

(i) None of the Companies own and/or have otherwise developed any proprietary software.

Section 4.12 Accounts Receivable. The accounts receivable reflected on the Interim Financial Statements and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Companies involving the sale of products or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of a Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice.

Section 4.13 Customers and Suppliers.

(a) Section 4.13(a) of the Disclosure Schedules sets forth (i) each customer who is a top six (6) customer of the Companies based on aggregate consideration paid to the Companies for goods or services rendered in the most recently completed fiscal year or the period from January 1, 2019 to the Closing Date (collectively, the “Material Customers”); and (ii) the Seller’s best good faith estimate of the amount of consideration paid by each Material Customer during such periods. No Company has received any notice that any of the Material Customers has ceased, or intends to cease after the Closing, to use the goods or services of the Business or to otherwise terminate or materially reduce its relationship with the Business or the Companies.

(b) Section 4.13(b) of the Disclosure Schedules sets forth (i) each supplier who is a top four (4) supplier of the Companies based on aggregate consideration paid by the Companies for goods or services rendered in the most recently completed fiscal year or the period from January 1, 2019 to the Closing Date (collectively, the “Material Suppliers”); and (ii) the Seller’s best good faith estimate of the amount of purchases from each Material Supplier during such periods. No Company has received any notice that any of the Material Suppliers has ceased, or intends to cease, to supply goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business or the Companies.

Section 4.14 Insurance. Section 4.14 of the Disclosure Schedules sets forth (a) a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by a Company or any of its Affiliates and relating to the operations of the Companies and the Business, (collectively, the “Insurance Policies”) and (b) with respect to the Companies and the Business, a list of all pending claims and the claims history for the Companies since January 1, 2017. There are no claims related to the Companies and/or the Business pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Neither the Companies nor any of their Affiliates have received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All such Insurance Policies (x) are in full force and effect and enforceable in accordance with their terms; (y) are provided by carriers who are financially solvent; and (z) have not been subject to any lapse in coverage. Neither the Companies nor any of their Affiliates are in default under, or have otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy.

28

Section 4.15 Legal Proceedings; Governmental Orders; Anti-Bribery.

(a) Legal Proceedings. Each Company is, and during the past three (3) years has been, in compliance in all material respects with all Laws. Since January 1, 2017, no Company has received any written notice from a Governmental Authority that alleges any noncompliance (or that any Company or any of its Affiliates is under any investigation by such Governmental Authority for any such alleged noncompliance) with any order issued by a Governmental Authority, Law or Permit. There are no Actions pending or, to the Knowledge of Seller, threatened (a) against or by the Companies relating to or affecting the Business or any of the Companies’ properties or assets (or by or against Seller or any of its Affiliates and relating to Business or the Companies); or (b) against or by the Companies, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Knowledge of Seller, no event has occurred or circumstances exist that is reasonably likely give rise to, or serve as a basis for, any such Action.

(b) Governmental Orders. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, the Companies.

(c) Anti-Bribery.

(i) Each Company and each of its officers, directors, managers, employees, and, to the Knowledge of Seller, agents and anyone acting on their behalf (collectively, the “Stakeholders”) is in compliance with all applicable anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act and the regulations promulgated pursuant thereto.

(ii) Neither any of the Companies nor any of their Affiliates or Stakeholders have, directly or indirectly, offered, paid, promised, or authorized the giving of money or anything of value to any (A) Government Official; or (B) other Person while knowing that some portion or all of the payment or thing of value will be offered, given, or promised, directly or indirectly, to a Government Official or another Person, in any case for the purpose of: (x) influencing any act or decision of such Government Official or such Person in his, her, or its official capacity, including a decision to do or omit to do any act in violation of his, her, or its lawful duties or proper performance of functions; or (y) inducing such Government Official or such Person to use his, her, or its influence or position with any Governmental Authority or other Person to influence any act or decision, in any case, in order to obtain or retain business for, direct business to, or secure an improper advantage for the Companies.

Section 4.16 Compliance With Laws; Permits.

(a) Each Company is, and during the past three (3) years has been, in compliance in all material respects with all Laws. Since January 1, 2017, no Company has received any written notice from a Governmental Authority that alleges any noncompliance (or that any Company or any of its Affiliates is under any investigation by such Governmental Authority for any such alleged noncompliance) with any order issued by a Governmental Authority, Law or Permit applicable to the Company or the Business.

29

(b) All material Permits (including all Permits issued by Insurance Regulators) required for the conduct of the Business as currently conducted in each jurisdiction in which a Company operates have been obtained by each such Company and are valid and in full force and effect. All fees and charges due and owning with respect to such Permits as of the date hereof have been paid in full. Section 4.16(b) of the Disclosure Schedules lists all such current Permits issued to each Company which are related to the conduct of the Business as currently conducted, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or material limitation of any Permit set forth in Section 4.16(b) of the Disclosure Schedules.

Section 4.17 Regulatory Matters.

(a) Seller has delivered to Buyer true, complete and correct copies of (i) all reports of examination (including financial, market conduct and similar examinations) of the Companies by any Governmental Authority, and all material correspondence or consent orders related thereto and (ii) all registrations, filings and submissions provided to any Governmental Authority with respect to the Companies and all material correspondence related thereto.

(b) The Companies have filed all financial statements and material reports, statements, documents, registrations, filings or submissions required to be filed by such entity with any Insurance Regulator and, to the Knowledge of Seller, no material deficiencies have been asserted by any such Insurance Regulator with respect to any such financial statements, reports, statements, documents, registrations, filings or submissions that have not been remedied.

(c) (i) Each Company, as applicable, has marketed, sold and issued Insurance Contracts in compliance, in all material respects, with all consent orders resulting from market conduct or other examinations or audits by Insurance Regulators in the respective jurisdictions in which such products have been marketed, sold or issued; (ii) all advertising, promotional and sales materials and other marketing practices used by the Companies have complied and are currently in compliance, in each case, in all material respects, with all consent orders resulting from market conduct or other examinations or audits by Insurance Regulators in the respective jurisdictions in which such products have been marketed, sold or issued; (iii) the manner in which the Companies compensate any Person that is not an insurance agent who is involved in the sale or servicing of Insurance Contracts issued by insurance companies does not render such Person an insurance agent under any applicable Law, and (iv) the manner in which the Companies are compensated by insurance companies relating to the sale or servicing of their Insurance Contracts is in compliance in all material respects with all applicable Law.

Section 4.18 Environmental Matters. The operations of each Company are currently and have been in compliance in all material respects with all Environmental Laws. There is no pending or threatened Action or written notice of violation, inquiry, or information request by any Governmental Authority, relating to any Environmental Law involving any Company. None of the Companies or any real property currently or formerly owned, leased or operated by a Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state or foreign list.

30

Section 4.19 Employee Benefit Matters.

(a) Section 4.19(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off, welfare, fringe-benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Companies for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which the Companies have or may have any Liability (including indirect or contingent liability on account of an ERISA Affiliate) (each, a “Benefit Plan”).

(b) The Companies do not have any Qualified Benefit Plans.

(c) Each Benefit Plan and related trust has been established, administered and maintained, in all material respects, in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable local Laws). All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in compliance with the terms of such Benefit Plan and all applicable Laws, or, if not yet due, have been accrued or reserved for.

(d) The Companies do not have any Defined Benefit Plans. None of the Benefit Plans are (i) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA), or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA).

(e) There is no pending or threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(f) There has been no amendment to, announcement by a Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that could reasonably be expected to increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year with respect to any member, manager, partner, officer, employee, consultant or independent contractor of the Business, as applicable. Neither any Company nor any of its Affiliates has any commitment or obligation or has made any representations to any manager, director, officer, employee, consultant or independent contractor of the Business, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

31

(i) Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former member, manager, partner, director, officer, employee, independent contractor or consultant of a Seller or the Business to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual; or (iii) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan.

Section 4.20 Employment Matters.

(a) Section 4.20(a) of the Disclosure Schedules contains a list of all persons who are employees or Independent Contractors of the Companies as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full or part time, and whether exempt or non-exempt for overtime purposes); (iii) hire date; (iv) severance arrangement (if any); and (v) with respect to any individual on leave at the time of the Closing, the nature of such leave and the anticipated date of return. All compensation, including wages, commissions and bonuses due and payable (in accordance with the Companies’ payroll practices) to all employees and Independent Contractors of the Companies for services performed on or prior to the date hereof have been paid in full. As used herein, “Independent Contractor” means any independent contractor or consultant who: (i) has been engaged by a Company, to perform more than twenty five (25) hours during the past twelve (12) months; and (ii) such engagement was as an individual (rather than through an entity).

(b) No Company is, and has not been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization, whether in the U.S. or in a foreign jurisdiction (collectively, “Union”), and to the Knowledge of Seller, there is not, and has not been for the past three (3) years, any Union representing or purporting to represent any employee of a Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There is not, and within the past three (3) years there has not been, any actual or threatened strike, concerted slowdown, concerted work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting a Company or any employees of the Business. No Company has a duty to bargain with any Union.

(c) Each Company is and during the last three (3) years has been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, fair pay, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by a Company as consultants or independent contractors are properly characterized as independent contractors under and in compliance in all material respects with all applicable Laws. All employees of the Companies classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. To the Knowledge of Seller, there are no Actions against any Company pending or threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, wages and hours or any other employment related matter arising under applicable Laws.

32

(d) No executive or key employee, or group of employees, of the Companies has notified the respective Company that he or she has any plans to terminate employment with the Companies within the next twelve (12) months. To the Knowledge of Seller no employee or Independent Contractor of the Companies is subject to any non-disclosure or confidentiality, non-compete or non-solicitation, employment, assignment of inventions or similar agreements with any Person (other than the Companies) that materially restricts that individual’s ability to perform the ordinary and customary duties of his or her role for the respective Company in connection with the Business.

Section 4.21 Taxes.

Except as set forth on Section 4.21 of the Disclosure Schedules:

(a) All Tax Returns required to be filed by any Company have been timely filed. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by any Company (whether or not shown on any Tax Return) have been timely paid.

(b) Seller has delivered to Buyer true and correct copies of all federal, state, local, and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, any Company for each of the prior five (5) years. Each Company has disclosed on its tax returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

(c) No Company is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement other than under any arrangement entered into in the ordinary course of business and not primarily related to Taxes.

(d) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into, or issued by any taxing authority with respect to any Company.

(e) No Company has been a member of an affiliated, combined, consolidated or unitary tax group for Tax purposes. No Company has any liability for Taxes of any Person (other than the Company or a Subsidiary) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(f) No Company will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) an installment sale or open transaction occurring on or prior to the Closing Date; (iii) a prepaid amount received on or before the Closing Date; (iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or (v) any election under Section 108(i) of the Code.

33

(g) Each Company has timely withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other Person, and complied with all information reporting and backup withholding provisions of applicable Law.

(h) No Company is currently the beneficiary of any extension of time within which to file any Tax Return, which extension is currently in effect.

(i) All deficiencies asserted, or assessments made, against any Company as a result of any examinations by any taxing authority have been fully paid. No issues relating to Taxes with respect the ownership, operation or management of the Business were raised by the relevant Governmental Authority in any completed audit or examination. There are no outstanding assessments, claims or deficiencies for any Taxes of any Company that have been proposed, asserted or assessed by any Governmental Authority.

(j) No Company is a party to any Action by any taxing authority. To the Knowledge of Seller, there are no pending or threatened Actions against any Company by any taxing authority, and no taxing authority has given written notice of the commencement of (or its intent to commence) any such Action with respect to any such Taxes.

(k) There are no Encumbrances for Taxes upon any of the assets of the Companies (other than statutory liens for current Taxes not yet due and payable).

(l) No Company nor any Seller Party is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

(m) No Company is, nor has never been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(n) Each Company has been properly classified as a partnership or disregarded entity for U.S. federal, state and local income Tax purposes since its date of formation. No Company is a party to any Tax Sharing Agreement other than under any arrangement entered into in the ordinary course of business and not primarily related to Taxes.

(o) No claim has ever been made by a Taxing authority in a jurisdiction where a Company does not file Tax Returns that a Company is or may be subject to taxation by that jurisdiction.

34

Section 4.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of any Seller Party, any Company or any of their respective Affiliates.

Section 4.23 Related Party Arrangements. Except as set forth in Section 4.23 of the Disclosure Schedules, no Seller Party or any Affiliate or Representative of a Seller Party (other than the Companies) (each, a “Related Party”) (a) has any Indebtedness owing from or to the Companies, (b) has any ownership or other interest in any property or asset used by the Companies or pertaining to the Business (other than as a result of his, her or its ownership of or interest in any Company), or (c) is a party to (or a beneficiary of) any Contract (other than any Benefit Plan or employment agreement disclosed to Buyer in Section 4.20 of the Disclosure Schedules), transaction or other business dealing with the Companies (clauses (a) through (c) collectively, the “Related Party Arrangements”).

Section 4.24 Investment Representations.

(a) Each Seller Party understands and agrees that the consummation of the transactions contemplated by the Transaction Documents, including the delivery of the Equity Consideration constitutes the offer and sale of securities under the Securities Act, applicable state statutes, Buyer’s Parent’s Shares constituting the Equity Consideration are being acquired for each Seller Party’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act. At the time any Seller Party was offered the Buyer’s Parent’s Shares constituting the Equity Consideration, such Seller Party was, and at the date hereof it is, and it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b) Each Seller Party understands that the Buyer’s Parent’s Shares constituting the Equity Consideration are being offered and sold hereunder in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Buyer’s Parent is relying upon the truth and accuracy of, and each Seller Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Seller Party set forth herein in order to determine the availability of such exemptions and the eligibility of each applicable Seller Party to acquire the Buyer’s Parent’s Shares constituting the Equity Consideration. Each Seller Party understands that agrees the Buyer’s Parent’s Shares are “restricted securities” within the meaning of United Stated securities laws and that they may not sell, transfer or assign the Buyer’s Parent’s Shares, or any portion thereof, without registration under the Securities Act or state securities laws or perfection of an applicable exemption therefrom, and the Buyer’s Parent’s Shares shall bear a customary restrictive legend to that effect.

(c) Each Seller Party, and each of such Seller Party’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Buyer’s Parent and materials relating to the offer and sale of the Buyer’s Parent’s Shares constituting the Equity Consideration which have been requested by such Seller Party or such Seller Party’s advisors. Each Seller Party, and each of such Seller Party’s advisors, if any, have been afforded the opportunity to ask questions of the Buyer’s Parent and, to the extent such questions have been asked, such questions have been satisfactorily answered. Each Seller Party understands that such Seller Party’s purchase of the Buyer’s Parent’s Shares constituting the Equity Consideration involves a significant degree of risk.

35

(d) Each Seller Party understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Buyer’s Parent’s Shares constituting the Equity Consideration.

(e) Each Seller Party understands that (i) the sale or re-sale of the Buyer’s Parent’s Shares constituting the Equity Consideration have not been and are not being registered under the Securities Act or any applicable state securities laws, and such shares may not be transferred unless (a) such shares are sold pursuant to an effective registration statement under the Securities Act, (b) such Seller Party shall have delivered to the Buyer’s Parent, at the cost of such Seller Party, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that such shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be acceptable to the Buyer’s Parent, (c) such shares are sold or transferred pursuant to Rule 144, or (d) such shares are sold pursuant to Regulation S, and such Seller Party shall have delivered to the Buyer’s Parent, at the cost of such Seller Party, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be acceptable to the Buyer’s Parent; (ii) any sale of such shares made in reliance on Rule 144 or Regulation S may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Buyer’s Parent nor any other person is under any obligation to register the resale of the Buyer’s Parent’s Shares constituting the Equity Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case).

(f) Each Seller Party understands that any certificates representing the Buyer’s Parent’s Shares constituting the Equity Consideration will bear a legend in substantially the following form:

THE SHARES REPRESENTED HEREBY (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES ARE SUBJECT TO A LOCK-UP AGREEMENT, AS MAY BE AMENDED BY THE PARTIES THERETO FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER OF THE SECURITIES) WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH THEREIN.

36

Section 4.25 No Other Representations or Warranties. Except to the extent expressly set forth in this Article IV, Seller makes no representations or warranties, express or implied, at law or in equity, in respect of Seller, the Companies or any of their respective assets, liabilities or operations, and Seller expressly disclaims any such other representations or warranties.

Article V

REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER’S PARENT

Buyer hereby represents and warrants to Seller that the representations and warranties contained in this Article V are true, correct and complete as of the Closing Date (except for representations and warranties made as of a specified date, which are true, correct and complete as of such specified date).

Section 5.01 Organization of Buyer and Buyer’s Parent. Each of Buyer and Buyer’s Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 5.02 Authority of Buyer and Buyer’s Parent. Each of Buyer and Buyer’s Parent has full power and authority to enter into this Agreement and the other Transaction Documents to which Buyer and Buyer’s Parent, as applicable, is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer and Buyer’s Parent of this Agreement and any other Transaction Document to which Buyer and Buyer’s Parent, if applicable, is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer and Buyer’s Parent, if applicable, of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer and Buyer’s Parent. This Agreement has been duly executed and delivered by Buyer and Buyer’s Parent, and (assuming due authorization, execution and delivery by the Seller Parties and the Seller Party Representative) this Agreement constitutes a legal, valid and binding obligation of Buyer and Buyer’s Parent enforceable against Buyer and Buyer’s Parent in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts. When each other Transaction Document to which Buyer and Buyer’s Parent, if applicable, is or will be a party has been duly executed and delivered by Buyer and Buyer’s Parent, if applicable, (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer and Buyer’s Parent, if applicable, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

Section 5.03 Issuance of Buyer’s Parent’s Shares. The issuance and delivery of Buyer’s Parent’s Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of Buyer’s Parent and, when issued as contemplated hereby, such Buyer’s Parent’s Shares shall be duly and validly issued, fully paid and nonassessable.

37

Section 5.04 No Conflicts; Consents.

(a) The execution, delivery and performance by Buyer and Buyer’s Parent of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation or other organizational documents of Buyer or Buyer’s Parent; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer or Buyer’s Parent; or (iii) require the consent, approval or other action by, or notice to, any Person under any Contract to which Buyer or Buyer’s Parent is a party.

(b) Except for (i) applicable requirements of the Exchange Act, including the filing of any Current Report on Form 8-K required to be filed in connection with the transaction contemplated by this Agreement, (ii) any filings required under state securities laws, and (iii) any filings required by the NASDAQ, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 5.05 Public Filings. Buyer has made all filings required under the Exchange Act and the Securities Act (the “SEC Reports”). The Buyer SEC Reports (a) complied with the then-applicable requirements of the Exchange Act and Securities Act, as the case may be, and (b) did not contain as of their respective filing dates (except as amended, and in such cases, as of their amended filing dates) any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 5.07 No Other Representations or Warranties. Except to the extent expressly set forth in this Article V, Buyer makes no representations or warranties, express or implied, at law or in equity, in respect of Buyer, Buyer’s Parent or any of Buyer’s of Buyer’s Parent’s assets, liabilities or operations, and Buyer expressly disclaims any such other representations or warranties.

38

Article VI

COVENANTS

Section 6.01 Confidentiality. Each Seller Party shall, and shall cause such Seller Party’s Affiliates to, hold, and shall use such Seller Party’s commercially reasonable efforts to cause the respective Representatives of such Seller Party and its Affiliates to hold, in confidence any and all information, whether written or oral, concerning the Business, the Companies, the Transaction Documents (including the Purchase Price) or the transactions contemplated hereby or thereby, except to the extent that such Seller Party can show that such information (i) is generally available to and known by the public through no fault of such Seller Party or such Seller Party’s Affiliates or their respective Representatives; or (ii) is lawfully acquired by such Seller Party or such Seller Party’s Affiliates or their respective Representatives from and after the Closing from sources which, to Knowledge of such Seller Representative, are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If a Seller Party or such Seller Party’s Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, the same shall promptly notify Buyer in writing and shall disclose only that portion of such information which such Person, as the case may be, is legally required to disclose, provided that such Seller Party shall and shall cause such Seller Party’s Affiliates to, and shall use such Seller Party’s commercially reasonable efforts to cause the Representatives of such Seller Party and such Seller Party’s Affiliates to, use commercially reasonable efforts (at the sole cost and expense of Buyer) to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding anything to the contrary, so long as any Principal is an employee of Buyer, the Companies or any of their respective Affiliates, following the Closing, such Principal may use any such confidential information in the ordinary course of such Principal’s employment. Without limiting Section 8.13, each of the Seller Parties hereby acknowledges and agrees on behalf of such Seller Party and its Affiliates and their respective Representatives that a breach or threatened breach of this Section 6.01 by any such Person would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of any such breach or threatened breach, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 6.02 Non-competition; Non-solicitation.

(a) In order for Buyer to have and enjoy the full benefit of the Business (including its goodwill), and as a material inducement for Buyer to enter into this Agreement (without such inducement Buyer would not have entered into this Agreement), for a period of five (5) years following the Closing Date (the “Restricted Period”), the Seller Parties shall not, and shall not permit any of their Affiliates (together with the Restricted Parties, collectively, the “Restricted Persons”) to, directly or indirectly, anywhere in the United States of America (i) engage in or assist others in engaging in the Business, other than Buyer and its Affiliates (including the Companies); (ii) have an interest in any Person that engages directly or indirectly in the Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant, other than in Buyer’s Parent; or (iii) cause, induce or encourage any actual or prospective client, customer, supplier or licensor of any Company or the Business (including any existing or former client or customer of any Company or the Business at or prior to the Closing and any Person that becomes a client or customer of any Company or Business after the Closing), or any other Person who has a business relationship with any Company or Business, to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, (A) the Restricted Persons may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Restricted Person is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own two percent (2%) or more of any class of securities of such Person; and (B) nothing in this Section 6.02(a) shall restrict any Restricted Person who is a Key Employee from being employed by Buyer or any of its Affiliates after the Closing Date or from holding any equity in Buyer’s Parent or any of its Affiliates.

39

(b) During the Restricted Period, the Restricted Persons shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire or solicit any person who is or was employed by the Companies, or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 6.02(b) shall prevent any Restricted Person or any of its Affiliates from hiring (i) any employee whose employment has been terminated by Buyer, the Companies, or any of their respective Affiliates or (ii) after one hundred eighty (180) days after the date of termination of employment, any employee whose employment has been terminated by the employee.

(c) Each of the Restricted Persons acknowledges that (i) the goodwill associated with the Companies, the Business, and the associated clients, customers, suppliers and licensors is an integral component of the value of the foregoing to Buyer, (ii) each Restricted Person’s agreement to and compliance with the terms of this Section 6.02(c) are necessary for the protection of the legitimate business interests of Buyer and to preserve the value and goodwill of the Companies, the Business, and the associated clients, customers, suppliers and licensors following the Closing, (iii) it has a material economic interest in the consummation of the transactions contemplated by this Agreement and (iv) the geographical scope of the restrictions set forth in this Section 6.02 is reasonable to protect the goodwill being acquired by Buyer, as prior to the Closing the Business operated in all states in the United States.

(d) Without limiting Section 8.13, each of the Restricted Persons hereby acknowledges and agrees that a breach or threatened breach of this Section 6.02 by any Restricted Person would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of any such breach or threatened breach, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e) Each of the Restricted Persons acknowledges and agrees that the restrictions contained in this Section 6.02 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 6.02 should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 6.02 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

40

Section 6.03 Access to Books and Records.

(a) Buyer shall, and shall cause the Companies to, provide Seller and its Representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the books and records of the Companies with respect to periods prior to the Closing Date. Unless otherwise consented to in writing by Seller, Buyer shall not permit the Companies, prior to the six (6) year anniversary of the Closing Date, destroy or otherwise dispose of any books and records of the Companies, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior written notice to Seller and offering to surrender to Seller such books and records or such portions thereof.

(b) Buyer shall not be obligated to provide Seller with access to any books and records (including personnel files) pursuant to this Section 6.03 where such access would violate any Law.

Section 6.04 Termination of Rights to Name and Marks. Except with respect to the Key Employees in connection with (and for the sole benefit of Buyer and its Affiliates, including the Companies) their employment pursuant to the Employment Agreements, the Seller Parties shall, and shall cause their Affiliates to, immediately discontinue all use of the words “RxHelpline”, “TogetherHealth” or anything confusingly similar thereto. As soon as practicable and in no event later than five (5) Business Days after the Closing Date, as applicable, each Seller Party shall, and shall cause their Affiliates to, changed its company name to a name that does not include any of the words “RxHelpline”, “TogetherHealth” or anything confusingly similar, and Seller Parties’ Representative shall deliver evidence of such name change to Buyer within such period.

Section 6.05 Intentionally Omitted.

Section 6.06 Director and Officer Liability and Indemnification. For a period of six (6) years after the Closing, Buyer shall not, and shall not permit any of the Companies to, amend, repeal, or modify any provision of the organizational documents of any of the Companies as in effect immediately to the Closing relating to the exculpation or indemnification of any officers, directors, or managers (unless required by Law), it being the intent of the Parties that the current and former officers, directors, and managers of each of the Companies shall continue to be entitled to such exculpation and indemnification to the fullest extent provided in such organizational documents as in effect immediately prior to the Closing to extent permitted by applicable Law.

Section 6.07 Public Announcements. From and after the Closing Date, Buyer and its Affiliates shall be permitted to make such public releases and announcements regarding this Agreement and the other Transaction Documents and the transactions contemplated herein and therein as Buyer or such Affiliate may determine in its sole discretion. The Seller Parties shall not, without the prior written consent of Buyer, make any public releases or other announcements concerning this Agreement, the other Transaction Documents or the transactions contemplated herein or therein without Buyer’s prior written consent.

41

Section 6.08 Tax Matters.

(a) If the taxable year of the Companies for state, local or foreign income Tax purposes does not automatically end on the Closing Date, to the extent permitted under applicable Law, the parties shall elect to cause the taxable year of the Companies to terminate on the Closing Date. Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns for the Companies that are due to be filed after the Closing Date (each, a “Buyer Return”) and Buyer shall provide such Buyer Return to Seller Parties’ Representative not later than ten (10) days before the due date for filing such Tax Return (including extensions) for Seller Parties’ Representative’s reasonable review and comment and shall make such revisions as are reasonably requested by the Seller Parties’ Representative.

(b) The Seller Parties’ Representative shall prepare, or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns for the Companies that are due to be filed on or prior to the Closing Date (each, a “Company Return”), and shall timely pay, or cause to be paid, all Taxes shown as due and payable thereon. Each Company Return shall be prepared in accordance with the Companies’ past practices unless otherwise required by applicable Law, and the Seller Parties’ Representative shall provide each such Company Return to Buyer not later than twenty (20) days before the due date for filing such Tax Return (including extensions) for Buyer’s review, comment and approval.

(c) In the case of Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are treated as relating to the portion of the applicable taxable period ending on the Closing Date for purposes of this Agreement shall be: (i) in the case of Taxes based upon, or related to, income, receipts, profits, wages, capital or net worth, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and (ii) in the case of other Taxes, deemed to be the amount of such Taxes for the entire taxable period multiplied by a fraction the numerator of which is the number of days in such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period. Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns for the Companies for any Straddle Period. Buyer shall provide such Straddle Period Tax Returns to Seller Parties’ Representative not later than ten (10) days before the due date for filing such Tax Returns (including extensions) for Seller Parties’ Representative’s reasonable review and comment and will consider, in good faith, such revisions as are reasonably requested by Seller Parties’ Representative.

(d) Real and personal property Taxes, ad valorem Taxes, and franchise fees or Taxes (that are imposed on a periodic basis (as opposed to a net income basis)) attributable to the assets of the Companies other than Transfer Taxes provided for in Section 6.08(f) (collectively, “Periodic Taxes”) shall be prorated between Seller and Buyer for any Straddle Periods. Periodic Taxes attributable to Straddle Periods shall be prorated between Seller and Buyer based on the relative periods that the assets of the Companies subject to such Periodic Taxes were owned by Seller or Buyer during the fiscal period of the taxing jurisdiction for which such Taxes were imposed by such jurisdiction (as such fiscal period is or may be reflected on the bill rendered by such taxing jurisdiction). The amount of all such prorations shall be settled and paid on the Closing Date; provided, however, that final payments with respect to prorations that are not able to be calculated on the Closing Date shall be calculated and paid as soon as practicable thereafter.

42

(e) Each Party to this Agreement shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the preparation and filing of any Tax Return and any Action with respect to Taxes. The Seller, the Principals, the Seller Parties’ Representative and Buyer agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Buyer or Seller Parties’ Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give each other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other party so requests, Seller, as the case may be, shall allow such other party to take possession of such books and records.

(f) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) (“Transfer Taxes”) shall be borne and paid 50% by Seller and 50% by Buyer when due. The party required by law to file a Tax Return with respect to such Taxes shall do so in the time and manner prescribed by law, and the non-filing party shall promptly reimburse the filing party for its share of any such Taxes upon receipt of evidence reasonably satisfactory to the non-filing party of the amount of such Taxes.

(g) Seller shall not file for the Companies (i) any amended Tax Return, or (ii) any Tax Return in a jurisdiction in which such a Tax Return has not previously been filed, for any taxable period without Buyer’s prior written consent unless required by applicable Law.

(h) The Seller Parties shall indemnify the Companies, Buyer, and each other Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 4.21; (b) any Loss attributable to any breach or violation of, or the failure to fully perform, any covenant, agreement, undertaking or obligation in this Section 6.02, (c) all Taxes of the Companies or relating to the Business for all pre-Closing Tax periods; (d) the portion of Taxes of the Companies for any Straddle Periods as prorated to Seller pursuant to Section 6.08(c) and Section 6.08(d), (e) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Companies (or any predecessor of the Companies) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (f) any and all Taxes of any person imposed on the Companies arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date, in each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants fees) incurred in connection therewith. Seller Parties shall be obligated to reimburse Buyer for any Taxes of the Companies that are the responsibility of Seller pursuant to this Section 6.08 within ten (10) Business Days after payment of such Taxes by Buyer or the Companies. A Buyer Indemnitee’s right to payment from the Seller Parties pursuant to this Section 6.08(h) be satisfied as follows: (a) first, solely at the option of the applicable Buyer Indemnitee, from the Holdback Amount (on a joint and several basis) and (B) second, by payment from the Seller Parties, on a several and not joint basis in accordance with the Pro Rata Percentages.

43

(i) Any indemnification payments pursuant to Section 6.08(h) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

(j) Notwithstanding anything in this Agreement to the contrary, the provisions of Section 4.21 and this Section 6.08 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus ninety (90) days.

Section 6.09 Further Assurances. Each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.10 Termination of Related Party Arrangements. All Liabilities and obligations between or among the Companies and any Related Party in respect of the Business or Companies, on the one hand, and any Related Party, on the other hand, including all Related Party Arrangements disclosed or required to be disclosed in Section 4.23 of the Disclosure Schedules, shall be terminated in full, in each case in a manner satisfactory to Buyer without any Liability to Buyer or any of its Affiliates (including the Companies) following the Closing.

Section 6.11 Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of any and all officers and directors of the Companies set forth on Section 6.11 of the Disclosure Schedules.

Section 6.12 Payment of Holdback Amount. Buyer shall hold and pay the Holdback Amount pursuant to this Section 6.12. If a Buyer Indemnitee has not timely delivered a Claim Notice pursuant to Section 7.05 on or prior to the date that Buyer’s Parent receives a final copy of its audited financial statements for the 2019 fiscal year (the “Buyer’s Parent 2019 Audit Date”), fifty percent (50%) of the Holdback Amount shall be paid to Seller Parties’ Representative within ten (10) Business Days of the Buyer’s Parent 2019 Audit Date. If one or more Buyer Indemnitees has timely delivered one or more Claim Notices pursuant to Section 7.05 to Seller Parties’ Representative on or before the Buyer’s Parent 2019 Audit Date, Buyer shall pay to Seller within ten (10) Business Days of the Buyer’s Parent 2019 Audit Date fifty percent (50%) of the Holdback Amount less the amount of any reasonably estimated Losses related to such outstanding Claim Notices. If a Buyer Indemnitee has not timely delivered a Claim Notice pursuant to Section 7.05 on or prior to the date that is eighteen (18) months after the Closing Date (the “18-Month Anniversary”), the remainder of the Holdback Amount shall be paid to Seller Parties’ Representative within ten (10) Business Days of the 18-Month Anniversary. If one or more Buyer Indemnitees has timely delivered one or more Claim Notices pursuant to Section 7.05 to Seller Parties’ Representative on or before the 18-Month Anniversary (including any Claim Notices delivered prior to the Buyer’s Parent 2019 Audit Date that remain outstanding), Buyer shall pay to Seller Parties’ Representative within ten (10) Business Days of the 18-Month Anniversary the remainder of the Holdback Amount less the amount of any reasonably estimated Losses related to all outstanding Claim Notices. If any claim related to a Claim Notice properly timely pursuant to Section 7.05 remains outstanding after the 18-Month Anniversary, upon any resolution of such pending claim, then such amount of the Holdback Amount held related to the then resolved claim less the amount of such resolution validly due to a Buyer Indemnitee, shall be disbursed to the Seller Parties’ Representative within ten (10) Business Days of the final determination of the underlying claim. The Parties agree and acknowledge that offset against the Holdback Amount shall not be Buyer Indemnitees’ exclusive method of receiving indemnification from the Seller Parties pursuant to Section 6.08 or Article VII.

44

Section 6.13 Seller Parties’ Representative.

(a) By virtue of the execution of this Agreement by each of the Seller Parties, and without further action of any Seller Party, the Seller Parties will be deemed to have irrevocably constituted and appointed Seller Parties’ Representative (and by execution of this Agreement such Person hereby accepts such appointment) as agent and attorney-in-fact for and on behalf of the Seller Parties, with full power of substitution, to act in the name, place and stead of each Seller Party with respect to this Agreement and the taking by the Seller Parties’ Representative of any and all actions and the making of any decisions required or permitted to be taken by Seller or any Principal under this Agreement, including the exercise of the power to: (i) give and receive notices and communications under this Agreement; (ii) authorize or object to claims for indemnification made by any Buyer Indemnitee under this Agreement; (iii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims for indemnification made by any Buyer Indemnitee under this Agreement; (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in this Agreement; and (v) take all actions necessary or appropriate in the good faith judgment of the Seller Parties’ Representative for the accomplishment of the foregoing. The power of attorney granted hereby is coupled with an interest and is irrevocable, and may be delegated by the Seller Parties’ Representative. The identity of the Seller Parties’ Representative and the terms of the agency may be changed, and a successor Seller Parties’ Representative may be appointed, from time to time (including in the event of the death, disability or other incapacity of the Seller Parties’ Representative) by the consent of at least two (2) of the Principals, and any such successor will succeed the Seller Parties’ Representative as Seller Parties’ Representative under this Agreement.

(b) The Seller Parties’ Representative will not be liable for any act done or omitted hereunder as the Seller Parties’ Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. Each Principal will severally indemnify the Seller Parties’ Representative and hold the Seller Parties’ Representative harmless against any Losses incurred without gross negligence or willful misconduct on the part of the Seller Parties’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

45

(c) From and after Closing, a decision, act, consent or instruction of the Seller Parties’ Representative will constitute a decision of the Seller Parties and will be final, binding and conclusive upon each Seller Party, and Buyer, its Affiliates (including Buyer’s Parent) and Buyer Indemnitees may rely upon any decision, act, consent or instruction of the Seller Parties’ Representative as being the decision, act, consent or instruction of each Seller Party. Buyer, its Affiliates (including Buyer’s Parent) and Buyer Indemnitees are hereby relieved from any liability to any Person for any acts done by Seller Parties’ Representative and any acts done by Buyer, its Affiliates (including Buyer’s Parent) or any Buyer Indemnitee in accordance with any such decision, act, consent or instruction of the Seller Parties’ Representative.

Section 6.14 Equity Consideration. Seller and each Principal acknowledges and agrees that, in addition to any restrictions set forth in each Lock-Up Agreement, Seller and each Principal shall have complete and absolute control (whether through the ownership of voting securities, by contract or otherwise) over any Person that holds Lock-Up Shares (as defined in each Lock-Up Agreement) with the full power and authority to cause any such Person, without the action, consent or order of any other Person (including any Government Official) or any Governmental Authority, to comply with the clawback obligations set forth in Section 7.08(a); provided, however, such obligations in this Section 6.14 shall be lifted with respect to the applicable portion of such Lock-Up Shares on each applicable Restriction Termination Date (as defined in each Lock-Up Agreement).

Article VII

INDEMNIFICATION

Section 7.01 Survival. The representations and warranties contained in this Agreement and (other than any representations or warranties contained in Section 4.21 which are subject to Section 6.08(h)) shall survive the Closing for a period of eighteen (18) months after the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 4.24, Section 5.04(b) and Section 5.05 shall survive the Closing for the full period of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) plus ninety (90) days, and (ii) the Fundamental Representations shall survive indefinitely. All covenants and agreements of the Parties contained in this Agreement shall survive the Closing in accordance with their terms. Notwithstanding the foregoing, with respect to any Action as to which an Indemnified Party shall have, prior to the expiration of all applicable survival periods described in this Article VII, timely delivered a Claim Notice, the indemnification obligations hereunder with respect to such Action in such Claim Notice shall survive until such time as such Action is fully and finally resolved. It is the express intent of the Parties that, if an applicable survival period as contemplated by this Article VII is shorter or longer than the statute of limitations that would otherwise apply, then, by contract, the applicable statute of limitations shall be modified to the survival period contemplated hereby. The Parties further acknowledge that the time periods set forth in this Article VII for the assertion of indemnification under this Agreement are the result of arms’-length negotiation among the Parties and that they intend for the time periods to be enforced as agreed by the Parties.

46

Section 7.02 Indemnification By Seller Parties. Subject to the other terms and conditions of this Article VII, the Seller Parties agree to indemnify and defend Buyer and each of its Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of a claim by a Buyer Indemnitee directly or by a third party:

(a) any inaccuracy in or breach of any of the representations or warranties of any Seller Party contained in this Agreement or in any certificate or instrument delivered by or on behalf of any Seller Party pursuant to this Agreement;

(b) any breach or failure to perform, comply with or observe any covenant, agreement or obligation to be performed by any Seller Party pursuant to this Agreement or any certificate or instrument delivered by or on behalf of any Seller Party pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Section 6.08, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Section 6.08);

(c) following payments made by the Buyer pursuant to Section 2.03(a)(ii), any Indebtedness as of the Effective Time which remains outstanding following the Closing, and any Seller Parties’ Transaction Expenses which remain outstanding following the Closing; or

(d) in connection with that certain Employment Agreement, dated effective as of January 12, 2016, by and between Miguel Ponce and THP and that certain Termination Agreement of Employment Agreement, dated as of June 5, 2019, by and among THP, Seller and Miguel Ponce; provided, however, solely for the sake of clarity, not in connection any employment agreement entered into by Miguel Ponce and THP in connection with the Closing.

Section 7.03 Indemnification By Buyer. Subject to the other terms and conditions of this Article VII, Buyer and Buyer Parent, jointly and severally, agree unconditionally to indemnify and defend Seller and each of its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of a claim by a Seller Indemnitee directly or by a third party:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement; or

(b) any breach or failure to perform, comply with or observe any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement.

Section 7.04 Certain Limitations. The indemnification provided for in Section 7.02(a) and Section 7.03(a) shall be subject to the following limitations:

(a) Seller Parties shall not be liable to the Buyer Indemnitees for indemnification under Section 7.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) exceeds $525,000 (the “Basket”), in which event Seller Parties shall be required to indemnify the Buyer Indemnitees for the full amount of such Losses from dollar one subject to the limitations set forth herein. The aggregate amount of all Losses for which Seller Parties shall be liable pursuant to Section 7.02(a) shall not exceed $5,250,000 (the “Cap”). Notwithstanding the foregoing, the Basket and Cap shall not apply to Losses based upon, arising out of, with respect to or by reason of fraud or any inaccuracy in or breach of any Fundamental Representation or in respect of Section 4.21, with respect to which, in each case, no Losses shall count towards the Cap for any purpose under this Agreement.

47

(b) Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 7.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 7.03(a) exceeds the Basket, in which event Buyer shall be required to indemnify the Seller Indemnitees for the full amount of such Losses from dollar one subject to the limitations set forth herein. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 7.03(a) shall not exceed the Cap. Notwithstanding the foregoing, the Basket and Cap shall not apply to Losses based upon, arising out of, with respect to or by reason of fraud or any inaccuracy in or breach of any Fundamental Representation, with respect to which, in each case, no Losses shall count towards the Cap for any purpose under this Agreement.

(c) The amount of any Losses sustained under Section 7.02 or Section 7.03 by any Indemnified Party shall be calculated net of the amount of any recoveries from third parties, actually received by such Person (or an Affiliate thereof) in respect of such Losses (net of any reasonable out-of-pocket costs and expenses, including deductibles or premium increases, actually incurred in obtaining such recovery). In the event that any recovery from a third party is made by an Indemnified Party with respect to any Losses for which such Person (or its Affiliate) has been indemnified hereunder, then a refund equal to the net amount of the recovery (net of any reasonable out-of-pocket costs and expenses, including deductibles and premium increases, actually incurred in obtaining such recovery) shall be made promptly to the Indemnifying Party.

(d) The Buyer Indemnitees’ right to indemnification from the Seller Parties pursuant to Section 7.02, subject to the limitation set forth in this Article VII, shall be satisfied as follows: (i) first, from the Holdback Amount, on a joint and several basis, (ii) second, by clawback of the Equity Consideration as set forth in Section 7.08(a), on a several and not joint basis in accordance with the Pro Rata Percentages, (iii) third, by setoff of amounts otherwise owing to Seller for the Earn Out Consideration in accordance with Section 7.08(b), on a several and not joint basis in accordance with the Pro Rata Percentages, and (iv) finally by payment from the Seller Parties, or any one or more of them, on a several and not joint basis in accordance with the Pro Rata Percentages.

(e) The rights of any Indemnifying Party shall be subrogated to any right of action that the Indemnified Party may have against any other Person with respect to any matter giving rise to a claim for indemnification hereunder and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in pursuing any subrogated right.

(f) The Parties may not avoid the limitations on liability, recovery, and recourse set forth in this Article VII by seeking damages for breach of contract, tort, or pursuant to any other theory of liability (other than in respect of fraud).

(g) An Indemnified Party shall use its commercially reasonable efforts to mitigate any Losses for which it is entitled to indemnification pursuant to this Article VII to the extent required by applicable Law, and any costs and expenses incurred by an Indemnified Party in such regard shall be included in the computation of Losses such Indemnified Party shall be entitled to recover from the Indemnifying Party.

48

(h) Notwithstanding anything to the contrary contained in this Agreement, to the extent there is a breach of the terms of Section 6.01 or Section 6.02 by any of the Principals, the liability shall be several and not joint, and only such breaching Principal shall be obligated to indemnify the Buyer Indemnitees for any such breach of Section 6.01 or Section 6.02.

(i) In no event shall the Seller Indemnitees, on the one hand, or the Buyer Indemnitees, on the other hand, be entitled to duplicative recoveries for the same underlying Loss under more than one Section (or subsection) of this Article VII or in the final calculations included in the Closing Statement. Solely for the sake of clarity, any recovery pursuant to any indemnification under this Article VII will be reduced by any such amounts that were specifically included in the final calculation of the Closing Date Payment.

(j) For purposes of determining the amount of Losses resulting from any misrepresentation or breach of a representation or warranty, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material”, “materiality”, “in all material respects”, “Material Adverse Effect” or any similar term or phrase shall be disregarded, it being the understanding of the Parties that for purposes of determining liability under this Article VII, the representations and warranties of the Parties contained in this Agreement shall be read as if such terms and phrases were included in them.

Section 7.05 Indemnification Procedures. The Person making a claim under this Article VII is referred to as the “Indemnified Party”, and the Person against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”.

(a) Notice of Claim. An Indemnified Party shall provide the Indemnifying Party with written notice of any actual or potential Losses in respect of which indemnification may be sought under this Article VII (a “Claim Notice”) promptly after the Indemnified Party becomes aware of such Losses. Such Claim Notice shall describe the actual or potential Losses, to the Indemnified Party’s knowledge, in reasonable detail based on the information then reasonably available, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by the Indemnified Party. The Indemnifying Party acknowledges that the Indemnified Party may have incomplete knowledge of an Action or the associated Losses or of the facts and circumstances underlying such Action or Losses at the time that a Claim Notice in connection therewith is delivered to the Indemnifying Party and that any Claim Notice provided hereunder may reflect such incomplete knowledge. Any information provided to the Indemnifying Party in connection with a Claim Notice is disclosed solely for purposes of making a claim for indemnification under this Agreement, and no information so disclosed shall be deemed to be an admission by any Indemnified Party to any third party of any manner whatsoever, including of any violation of law or breach of any agreement. With respect to any documents or information that are protected by the attorney-client privilege, work product doctrine, or other privileges, the Indemnifying Party shall cooperate in good faith with the Indemnified Party to preserve the privileged status of any such document or information. Without limiting any of the foregoing cooperation obligations of the Indemnifying Party or Indemnified Party, nothing in this Agreement shall be construed to require the waiver of any Fifth Amendment or similar protection or require any action that could reasonably be expected to cause the loss of the attorney-client privilege, work-product doctrine, or other privileges as to any document, information, or communication. Any deficiency in the timeliness of the Claim Notice, or substance of the information or detail conveyed, shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party has been actually prejudiced by the deficiency, and only to the extent of such prejudice, so long as any such Claim Notice is provided during the applicable survival period set forth in Section 7.01.

49

(b) Third Party Claims. If any Claim Notice is in respect of any actual or potential Losses made or brought by any Person who is not a party to this Agreement or an Affiliate of a Party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party, the Indemnifying Party shall have the right to participate in, or assume, the defense of such Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (i) involves a Governmental Authority, (ii) involves criminal liability, (iii) seeks an injunction or other equitable relief against the Indemnified Party as the primary source of recovery, or (iv) is required by any insurer as a condition to an Indemnified Party’s eligibility to recover insurance proceeds on account of such Third Party Claim, that such carrier control the matter. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 7.05(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party (x) elects not to compromise or defend such Third Party Claim, (y) fails to notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or (z) fails to diligently prosecute the defense of such Third Party Claim, then in any case the Indemnified Party may, subject to Section 7.05(c) pay, compromise and defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 6.01) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

50

(c) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 7.05(c). If a firm offer is made to settle a Third Party Claim, without any admission of guilt or wrongdoing on the part of the Indemnified Party, and without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.05(b), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(d) Direct Claims. If any Claim Notice is in respect of any actual or potential Losses by an Indemnified Party on account of Losses which do not result from a Third Party Claim (a “Direct Claim”), the Indemnifying Party shall have thirty (30) days after its receipt of such Claim Notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 7.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.07 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

51

Section 7.08 Clawback; Setoff.

(a) Subject to the order of payments set forth in Section 7.04(d), Buyer shall be entitled to recover any amounts due from Seller Parties, on a several and not joint basis in accordance with the Pro Rata Percentages, under this Agreement by setting off such amounts against the Equity Consideration (including by application of Section 6.14). For purposes of valuing the Equity Consideration in connection with any clawback thereof to satisfy such indemnification obligations, the Equity Consideration shall be valued at 100-day Trailing VWAP measured as of the date of final determination that any amounts are owed by any Seller Party to the Buyer Indemnitees pursuant to the terms of this Article VII.

(b) Subject to the order of payments set forth in Section 7.04(d), Buyer shall be entitled to recover any amounts due from Seller Parties, on a several and not joint basis in accordance with the Pro Rata Percentages, under this Agreement by setting off such amounts against the Earn Out Consideration. For the sake of clarity and the avoidance of doubt, any such setoff amount shall be retained by and for the account of Buyer.

Section 7.09 Exclusive Remedies. Subject to Section 2.03, Schedule 2.03, Section 2.04, Section 6.01, Section 6.02 and Section 8.13, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud or criminal activity on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Section 6.08 and this Article VII. Nothing in this Agreement shall limit any Person’s right (x) to seek and obtain any injunctive or other equitable relief to which any Person shall be entitled (under this Agreement) or (y) to seek any remedy on account of any Party’s fraudulent or criminal misconduct.

Article VIII
MISCELLANEOUS

Section 8.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

52

Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be given by and be deemed received by the receiving Party (i) if sent by an internationally-recognized delivery service, on the date confirmed as the actual date of delivery by such service; (ii) if sent by registered or certified mail, return receipt requested, within seven (7) days of mailing; (iii) if sent by electronic mail with electronic confirmation of transmission, on the next Business Day after transmission, if not transmitted on a Business Day, or on the day of transmission, if transmitted on a Business Day. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.02):

If to the Seller Parties, which single notice shall constitute notice to all Seller Parties, to:

TogetherHealth Soup, L.P.

7551 Wiles Road, Suite 106

Coral Springs, FL 33067

Attn: Robert Gregg and Mark Longaro

Email: greggrobert@gmail.com and mark@togetherhealth.com

with a copy (which alone shall not constitute notice) to: McDermott Will & Emery LLP 333 SE 2nd Avenue, Suite 4500 Miami, FL 33131 Attn.: Eric Gilbert Email: egilbert@mwe.com

If to Buyer’s Parent or Buyer, which single notice shall constitute notice to both Buyer’s Parent and Buyer, to:

Health Insurance Innovations, Inc.
15438 N. Florida Avenue, Suite 201
Tampa, FL 33613
Attn: Gavin Southwell

with copies (which alone shall not constitute notice to Buyer) to:

Offit Kurman, P.A.

Ten Penn Center

1801 Market Street, Suite 2300

Philadelphia, Pennsylvania 19103

Attn.: Michael A. Petrizzo, Jr.

E-mail: mpetrizzo@offitkurman.com

and to:

Greenspoon Marder LLP
1875 Century Park East, Suite 1850
Los Angeles, California 90067
Attn.: Sander C. Zagzebski
Email: sander.zagzebski@gmlaw.com

53

Section 8.03 Interpretation; Disclosure Schedules. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive and, unless the context otherwise requires, means “and/or”; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Schedules, Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof (provided that in the case of any Contract listed in the Disclosure Schedules, only if such amendment, supplement or modification is also listed in the Disclosure Schedules); and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. When calculating the period of time before which, within which or following which any act is to be done or any step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall not be calculated as the first day of such period of time. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. All references to “$” in this Agreement shall be deemed references to United States dollars. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule is not intended to imply that such amounts, or higher or lower amounts, or the items so included, are or are not required to be disclosed, and neither Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule in any dispute or controversy with any Party as to whether any obligation, item or matter not described herein or included in a Disclosure Schedule hereto is or is not required to be disclosed (including whether such amounts or items are required to be disclosed as material). The information contained in the Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever, including of any violation of Law or breach of any Contract.

Section 8.04 Headings. The headings in this Agreement are for convenience and reference only and shall not affect the interpretation of this Agreement.

Section 8.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 6.01 or Section 6.02(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.06 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to the subject matter hereof. In the event of any inconsistency between the statements in the body of this Agreement and the Exhibits, Schedules and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

54

Section 8.07 Successors and Assigns. No Seller Party may assign its rights or obligations hereunder without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed; and Buyer may not assign its rights or obligations hereunder without the prior written consent of the Seller Parties’ Representative, which consent shall not be unreasonably withheld or delayed; provided, however, Buyer may assign this Agreement and all or any of its rights and obligations hereunder to an Affiliate of Buyer without the consent of the Seller Parties’ Representative, and Buyer may assign this Agreement and any or all of its rights or obligations hereunder as collateral security to any lender to Buyer or any Affiliate of Buyer. Any such assignment will not relieve any Seller Party or Buyer from any liability under this Agreement. Subject to the preceding two sentences, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

Section 8.08 No Third-party Beneficiaries. Except as provided in Article VII, Section 6.06 and Section 6.08, this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.10 Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the substantive laws of a jurisdiction other than the State of Delaware. Any action or proceeding brought by any Party against any other Party arising out of or related to this Agreement shall be brought exclusively in a state or federal court of competent subject matter jurisdiction located the County of Hillsborough, State of Florida, and each of the Parties consents to the personal jurisdiction and venue of those courts.

55

Section 8.11 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES (TO THE FULLEST EXTENT PERMITTED BY LAW) ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.12 Attorneys’ Fees. If any Party shall bring an action against any other Party by reason of any alleged breach of any covenant, provision or condition hereof, the unsuccessful Party shall pay to the prevailing Party reasonable attorneys’ fees and costs actually incurred by the prevailing Party, in addition to any other relief to which it may be entitled.

Section 8.13 Specific Performance. Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the Parties would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at Law, a non-breaching Party shall be entitled to seek injunctive relief without the posting of any bond to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each Party further waives any defense that a remedy at Law would be adequate in any action for specific performance or injunctive relief hereunder.

Section 8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, .pdf format, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.15 Release. Effective as of the Closing, Seller and the Principals, on behalf of itself and themselves and each of its and their Affiliates and Representatives, and its and their respective successors and assigns, and all Persons who at any time prior to the Closing were Representatives of Seller or the Principals or its or their Affiliates (in each case, in their respective capacities as such) (collectively, the “Seller Releasing Parties”), hereby generally, irrevocably and completely waive, release, acquit, relinquish and forever discharge the Companies and its Affiliates and each of their respective past, present and future Representatives, successors and assigns (collectively, the “Buyer Released Parties”) from and against any and all Losses and Actions, whether known or unknown, suspected or unsuspected, both at law and in equity, that any Seller Releasing Party now has, or at any time previously had, or shall or may have in the future, against any Buyer Released Party, which arise out of or pertain to any claims such Person has or may have for any matter existing or occurring on or prior to the Closing Date, whether asserted or claimed prior to, on or after the Closing Date; provided, however, that nothing in this Section 8.15 shall operate to release any obligation of Buyer and Buyer’s Parent arising under this Agreement or the other Transaction Documents. Seller and the Principals, on behalf of itself and themselves and the other Seller Releasing Parties, hereby irrevocably covenant to refrain from, directly or indirectly, asserting or commencing any Action of any kind against any Buyer Released Party, based upon any matter released pursuant to this Section 8.15.

[Remainder of page is intentionally left blank.]

56

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Closing Date either individually, or by their respective officers or other Persons thereunto duly authorized.

BUYER’S PARENT:

Health Insurance Innovations, Inc.,
a Delaware corporation

By:	/s/ Gavin D. Southwell
Name:	Gavin D. Southwell
Title:	Chief Executive Officer and President

BUYER:

Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company

By:	Health Insurance Innovations, Inc., a Delaware corporation, Managing Member

By:	/s/ Gavin D. Southwell
Name:	Gavin D. Southwell
Title:	Chief Executive Officer and President

COMPANIES:

RxHelpline, LLC,
a Florida limited liability company

By:	/s/ Robert Gregg
Name:	Robert Gregg
Title:	President

TogetherHealth PAP, LLC,
a Delaware limited liability company

By:	/s/ Robert Gregg
Name:	Robert Gregg
Title:	President

TogetherHealth Insurance, LLC,
a Delaware limited liability company

By:	/s/ Robert Gregg
Name:	Robert Gregg
Title:	President

SELLER:

TogetherHealth Soup, L.P.,
a Delaware limited partnership

By:	Soup GP, Inc., its general partner

By:	/s/ Robert Gregg
Name:	Robert Gregg
Title:	President

SELLER REPRESENTATIVE:

TogetherHealth Soup, L.P.,
a Delaware limited partnership, in its capacity as Seller Representation

By:	Soup GP, Inc., its general partner

By:	/s/ Robert Gregg
Name:	Robert Gregg
Title:	President

Solely for purposes specified herein:

/s/ Mark Longaro
Mark Longaro, an individual

/s/ Robert Gregg
Robert Gregg, an individual

/s/ Jason Buchwald
Jason Buchwald, an individual

Exhibits and Schedules Omitted from Exhibit 2.1

Schedule 2.03 – Earn-Out Consideration

Disclosure Schedules

●	Section 4.03 – No Conflicts; Consents
●	Section 4.04 – Financial Statements
●	Section 4.05 – Undisclosed Liabilities
●	Section 4.06 – Absence of Certain Changes, Events and Conditions
●	Section 4.07 – Material Contracts
●	Schedule 4.10 – Real Property
●	Schedule 4.11 – Intellectual Property
●	Section 4.13 – Customers and Suppliers
●	Section 4.14 – Insurance
●	Schedule 4.15 – Legal Proceedings; Governmental Orders; Anti-Bribery
●	Section 4.16(b) – Compliance with Laws; Permits
●	Section 4.19(a) – Employee Benefit Matters
●	Section 4.20(a) – Employment Matters
●	Section 4.21 – Taxes
●	Section 4.23 – Related Party Arrangements